Exhibit 10.92
MACK-CALI RIGHTS, OBLIGATIONS AND OPTION AGREEMENT

BY AND BETWEEN

MEADOWLANDS DEVELOPER LIMITED PARTNERSHIP,

MEADOWLANDS LIMITED PARTNERSHIP,

MEADOWLANDS DEVELOPER HOLDING CORP.,

MEADOWLANDS MACK-CALI GP, L.L.C.

MACK-CALI MEADOWLANDS SPECIAL L.L.C.,

MACK-CALI MEADOWLANDS ENTERTAINMENT L.L.C.,

BASEBALL MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP,

A-B OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP,

C-D OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP,

HOTEL MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP

AND

ERC MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP

Execution Date: November 22, 2006

TABLE OF CONTENTS

i

35.	Delays or Omissions	70
36.	Expenses	70
37.	Entire Agreement	70
38.	Limitation on Liability	70
39.	Specific Performance	70

ii

MACK-CALI RIGHTS, OBLIGATIONS AND OPTION AGREEMENT

THIS MACK-CALI RIGHTS, OBLIGATIONS AND OPTION AGREEMENT (this “Agreement”) is executed this 22nd day of November, 2006 (the “Execution Date”), by and among (i) MEADOWLANDS DEVELOPER LIMITED PARTNERSHIP (f/k/a Meadowlands Mills/Mack-Cali Limited Partnership), a Delaware limited partnership (“MDLP”), (ii) MEADOWLANDS LIMITED PARTNERSHIP (f/k/a Meadowlands Mills Limited Partnership), a Delaware limited partnership (the “JV GP”), (iii) MEADOWLANDS DEVELOPER HOLDING CORP., a Delaware corporation (“JV Holding”), (iv) MEADOWLANDS MACK-CALI GP, L.L.C. (f/k/a Meadowlands Mills/Mack-Cali GP, L.L.C.), a Delaware limited liability company (“GP LLC”), (v) MACK-CALI MEADOWLANDS SPECIAL L.L.C., a New Jersey limited liability company (“Special General Partner”), (vi) MACK-CALI MEADOWLANDS ENTERTAINMENT L.L.C., a New Jersey limited liability company (“MC Entertainment” and together with Special General Partner the “MC Partners” and each a “MC Partner”), (vii) BASEBALL MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership (“Baseball LP”), (viii) A-B OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP (f/k/a A-B Office Meadowlands Mack-Cali/Mills Limited Partnership), a Delaware limited partnership (“A-B Office LP”), (ix) C-D OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP (f/k/a C-D Office Meadowlands Mack-Cali/Mills Limited Partnership), a Delaware limited partnership (“C-D Office LP”), (x) HOTEL MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP (f/k/a Hotel Meadowlands Mack-Cali/Mills Limited Partnership), a Delaware limited partnership (“Hotel LP”), and (xi) ERC MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership (“ERC LP”).

RECITALS

WHEREAS, pursuant to the Certificate of Limited Partnership filed with the Office of the Secretary of State of Delaware on October 10, 2003, MDLP was formed as a limited partnership pursuant to the provisions of the Delaware LP Act (as defined below);

WHEREAS, the managing general partner of MDLP is the JV GP;

WHEREAS, immediately prior to the Redemption (as defined below), the special general partner of MDLP was Special General Partner;

WHEREAS, immediately prior to the Redemption, the JV GP and Special General Partner were the sole general partners of MDLP (the “Original General Partners”);

WHEREAS, immediately prior to the Redemption (and the admission of JV Holding as a partner of MDLP), MC Entertainment and the JV GP (collectively, the “Original Limited Partners”) were the sole limited partners of MDLP;

WHEREAS, in connection with the formation of MDLP, the JV GP and the MC Partners entered into that certain Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited Partnership, dated November 25, 2003 (the “Mills/Mack-Cali Agreement”) and effective on the Effective Date (as defined below), as amended by that certain First Amendment to Limited Partnership Agreement of MDLP, dated June 30, 2005 (the “First Amendment” and together with the Mills/Mack-Cali Agreement the “Original Agreement”), a copy of which is annexed hereto as Exhibit A;

WHEREAS, prior to the date hereof, MDLP entered into: (i) that certain Redevelopment Agreement, dated as of December 3, 2003, with the New Jersey Sports and Exposition Authority (the “NJSEA”) pursuant to which, among other things, MDLP is entitled, on the terms and conditions set forth therein, to improve and redevelop the Meadowlands Complex (as defined below) with an entertainment, sports, recreation and retail complex, together with Office/Hotel Components (“Meadowlands Xanadu”); and (ii) the following amendments to the Redevelopment Agreement: (a) that certain First Amendment to Redevelopment Agreement, dated as of October 5, 2004, (b) that certain Second Amendment to Redevelopment Agreement, dated as of March 15, 2005, (c) that certain Third Amendment to Redevelopment Agreement, dated as of May 23, 2005 to be effective as of March 30, 2005, and (d) that certain Fourth Amendment to Redevelopment Agreement, dated as of June 30, 2005 (such Redevelopment Agreement, together with such amendments, being collectively referred to herein as the “Redevelopment Agreement”);

WHEREAS, the real property that is subject to the Redevelopment Agreement and upon which MDLP has commenced construction of Meadowlands Xanadu is referred to in the Redevelopment Agreement and herein as the “Project Site”;

WHEREAS, prior to the date hereof, MDLP caused to be formed, the following five Delaware limited partnerships to acquire tenant leasehold interests in the five components of the Project Site: (i) ERC LP, (ii) Baseball LP, (iii) A-B Office LP, (iv) C-D Office LP, and (v) Hotel LP (being individually referred to herein as a “Component Entity” and collectively as the “Component Entities”);

WHEREAS, prior to the date hereof, MDLP caused GP LLC to be formed and to be the general partner of each of the Component Entities;

WHEREAS, the Redevelopment Agreement contemplates that certain agreements were to be executed, and certain funds were to be paid (including the Development Rights Fee, as defined in the Redevelopment Agreement), and certain actions were to be taken, upon the occurrence of the Development Rights Fee Funding Date (as defined in the Redevelopment Agreement);

WHEREAS, the Development Rights Fee Funding Date occurred on June 30, 2005 in connection with the closing of the transactions contemplated in the Redevelopment Agreement that were to occur on the Development Rights Fee Funding Date (such closing is commonly referred to by the NJSEA and MDLP, and referred to herein, as the “Financial Closing”);

WHEREAS, in connection with the Financial Closing, the following documents (in addition to certain other documents not herein described), each dated as of June 30, 2005, were executed and delivered by the Original General Partners jointly, either on behalf of MDLP or on behalf of GP LLC and/or one or more Component Entities, as applicable: (i) Ground Lease

(“ERC Ground Lease”) by and between the NJSEA and ERC LP pertaining to the portion of the Project Site commonly known as the Entertainment/Retail Site (the “ERC Site”); (ii) Ground Lease (“Baseball Ground Lease”) by and between the NJSEA and Baseball LP for the portion of the Project Site commonly known as the Baseball Site (the “Baseball Site”); (iii) Ground Lease (“Hotel Ground Lease”) by and between the NJSEA and Hotel LP for the portion of the Project Site commonly known as the Hotel Site (“Hotel Site”); (iv) Ground Lease (“A-B Ground Lease”) by and between the NJSEA and A-B Office LP for the portion of the Project Site commonly known as the A-B Office Site (“A-B Office Site”); (v) Ground Lease (“C-D Ground Lease”) by and between the NJSEA and C-D Office LP for the portion of the Project Site commonly know as the C-D Office Site (“C-D Office Site”); (vi) five Assignment and Assumption Agreements (referred to in the Redevelopment Agreement as “Component Agreements”) (the “Component Agreements”) wherein MDLP assigned certain of its rights and obligations under the Redevelopment Agreement to the Component Entities, one such Assignment and Assumption Agreement for each of the ERC Site, the Hotel Site, the Baseball Site, the A-B Office Site and the C-D Office Site; and (vii) five memoranda of lease, one for each of the ERC Ground Lease, the Baseball Ground Lease, the Hotel Ground Lease, the A-B Ground Lease and the C-D Ground Lease;

WHEREAS, the Development Rights Fee, an amount equal to $160,000,000, is deemed under the Redevelopment Agreement and the Ground Leases to constitute prepaid rent under all of the Ground Leases with respect to the first fifteen (15) years of each of the Ground Leases;

WHEREAS, the Ground Leases allocate the amount of the Development Rights Fee to prepaid rent under the Ground Leases for the first fifteen (15) years of the Ground Leases, and treat the payment of such amounts as made by the corresponding Component Entities, as set forth on Exhibit B, which allocations described therein are referred to herein as the “Prepaid Rent Allocations”;

WHEREAS, at the time of the Financial Closing, notwithstanding that the Development Rights Fee was paid by MDLP to the NJSEA, it was the intent of the Original Limited Partners that the aggregate amount of the Development Rights Fee be allocated to prepaid rent between each of the Ground Leases in the amounts of the Prepaid Rent Allocations, and treated as the payment of such amounts by the corresponding Component Entities;

WHEREAS, at the time of the Financial Closing, notwithstanding that the Development Rights Fee was paid directly by MDLP to the NJSEA, it was the intent of the Original Limited Partners that the following be deemed to have occurred immediately prior to such payment of the Development Rights Fee to the NJSEA:  (i) on June 30, 2005, MDLP contributed, as capital contributions to the Component Entities and GP LLC, cash in an aggregate amount equal to the Development Rights Fee (the “Aggregate Capital Contributions”), with 99.99% of such Aggregate Capital Contributions being made directly to the Component Entities (such capital contributions, the “Direct Capital Contributions”) and 0.01% of such Aggregate Capital Contributions being made to GP LLC (such capital contributions, the “Indirect Capital Contributions”), (ii) GP LLC, on June 30, 2005 and immediately after MDLP’s contribution of the Indirect Capital Contributions to GP LLC, contributed, as capital contributions to the Component Entities, cash in an aggregate amount equal to the Indirect Capital Contributions

(such capital contributions, the “GP Capital Contributions”), (iii) the portions of the Direct Capital Contributions and the GP Capital Contributions were allocated to each Component Entity on June 30, 2005 based upon the allocation of the Development Rights Fee to each Ground Lease as set forth on Exhibit B, and (iv) each of the Component Entities paid a portion of the Development Rights Fee to the NJSEA in the allocated amount set forth on Exhibit B;

WHEREAS, immediately prior to the Redemption, JV Holding was admitted to MDLP as a partner and, in connection therewith, JV Holding executed that certain Instrument of Accession, dated as of the date hereof, whereby JV Holding agreed to the terms and conditions of the Original Agreement;

WHEREAS, simultaneously herewith, and immediately following the admission of JV Holding to MDLP, MDLP fully and completely redeemed all of the Partnership Interests of the MC Partners (the “Redemption”) pursuant to that certain Redemption Agreement by and among MDLP, Special General Partner and MC Entertainment, dated November 22, 2006 (the “Redemption Agreement”) as more specifically described below and in the Redemption Agreement, and consequently, the MC Partners ceased to be partners of MDLP for all purposes;

WHEREAS, on the date of the Redemption, MDLP (i) distributed to the MC Partners in exchange for the complete and collective redemption of the Redeemed Interests, (A) an aggregate amount of $22,500,000 to the MC Partners, (B) special, non-economic general partnership interests in each of the MC Component Entities (as defined below) (which partnership interests are being distributed solely to Special General Partner) and (C) property rights with respect to the MC Component Entities and the ROFR Component Entities (as defined below) set forth in this Agreement, and (ii) delivered this Agreement;

WHEREAS, on the date of the Redemption, the JV GP is delivering to MC Entertainment a promissory note (the “MC Note”) in the amount of $2,500,000 (the “Principal Amount”), which MC Note shall be due and payable fifteen (15) days after the MC Partners’ first Take Down (as defined below) of either an Office Component (as defined below) or the Hotel Component (as defined below) (the “Maturity Date”);

WHEREAS, immediately following the Redemption, the JV GP and JV Holding entered into that certain Amended and Restated Agreement of Limited Partnership of Meadowlands Developer Limited Partnership, dated as of the date hereof;

WHEREAS, simultaneously herewith, the original partners of the JV GP undertook a restructuring of the JV GP (the “Restructuring”) pursuant to and in accordance with that certain Transaction Agreement, dated as of the date hereof, by and among the JV GP, its partners, and other signatories thereto;

WHEREAS, as soon as practicable following the Redemption and in connection with the Restructuring, GP LLC will withdraw as the general partner of Baseball LP and shall be the general partner only of the A-B Office LP, C-D Office LP and Hotel LP;

WHEREAS, as soon as practicable following the Redemption, GP LLC shall form 16W ERC GP, LLC, a Delaware limited liability company (“ERC 16W GP”) and, immediately thereafter, ERC LP and ERC 16W GP shall form ERC 16W Limited Partnership (“New ERC LP”);

WHEREAS, as soon as practicable following the formation of New ERC LP, MDLP shall, and shall cause ERC LP to, transfer any and all assets and liabilities related to the Entertainment/Retail Component (as defined in the Redevelopment Agreement), including the ERC Ground Lease, to New ERC LP and, immediately thereafter, ERC LP shall dissolve (the “ERC Restructuring”);

WHEREAS, following the ERC Restructuring, MDLP shall continue to indirectly control and own New ERC LP;

WHEREAS, on or about the ERC Restructuring, New ERC LP and its successors or assigns shall execute an instrument of accession (the “Instrument of Accession”) to this Agreement in the form annexed hereto as Exhibit C, at which time New ERC LP and its successors or assigns shall become a party to this Agreement and shall assume, and agree to be bound by, all of the rights and obligations of ERC LP set forth in this Agreement and/or the Transaction Documents;

WHEREAS, in connection with the foregoing transactions, the following actions were or will be effected: (i) the name of the Original Partnership has been changed to “Meadowlands Developer Limited Partnership”; (ii) the name of JV GP has been changed to “Meadowlands Limited Partnership”; (iii) the name of GP LLC has been changed to “Meadowlands Mack-Cali GP, L.L.C.”; (iv) the name of Baseball LP will be changed to “Baseball Meadowlands Mills/Mack-Cali Limited Partnership”; (v) the name of A-B Office LP has been changed to “A-B Office Meadowlands Mack-Cali Limited Partnership”; (vi) the name of C-D Office LP has been changed to “C-D Office Meadowlands Mack-Cali Limited Partnership”; and (vii) the name of Hotel LP has been changed to “Hotel Meadowlands Mack-Cali Limited Partnership”;

WHEREAS, in connection with the Restructuring, that certain Second Amendment to Declaration of Covenants and Restrictions (Arena/Meadowlands/Xanadu Site), dated November 22, 2006 (the “Second Amendment to the Declaration”), was entered into by and among NJSEA, MDLP, ERC LP, A-B Office LP, C-D Office LP, Hotel LP and Baseball LP;

WHEREAS, in connection with the Restructuring, that certain Assignment, Assumption and Cooperation Agreement, dated November 22, 2006 (the “Assignment, Assumption and Cooperation Agreement”), was entered into by and among NJSEA, MDLP, Baseball LP, A-B Office LP, C-D Office LP, Hotel LP and ERC LP which provides for the assignment of certain licenses and permits to ERC LP and the assumption of certain rights and obligations by ERC LP with respect to such licenses and permits and certain other matters relating thereto; and

WHEREAS, in connection with the foregoing, MDLP, the JV GP, JV Holding, GP LLC, Special General Partner, MC Entertainment, Baseball LP, A-B Office LP, C-D Office LP, Hotel LP and ERC LP desire to enter into this Agreement to set forth their respective rights and obligations with respect to (i) certain of the Component Entities, (ii) the Redevelopment Agreement, (iii) the development, ownership and operation of the Development Land and the Project that may be constructed thereon and (iv) the Transaction Documents (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and of the representations and warranties and of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Incorporation of Recitals

. The foregoing Recitals to this Agreement are hereby incorporated in and made a part of this Agreement to the same extent as if set forth in full herein.

2.  Certain Definitions

. Capitalized terms used herein shall have the respective meanings set forth below for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement with appropriate adjustments to the names of the applicable parties.

“A-B Ground Lease” has the meaning specified in the Recitals.

“A-B Office LP” has the meaning specified in the first paragraph of this Agreement.

“A-B Office Site” has the meaning specified in the Recitals.

“Actual Office/Hotel Value” has the meaning specified in Section 10.6.7.2.

“Affiliate(s)” shall mean, with respect to any Person, (a) a Person who, directly or indirectly, controls, is under common control with, or is controlled by, that Person, (b) a Person who directly or indirectly owns twenty-five percent (25%) or more of the issued and outstanding securities or other ownership interests (whether voting or non-voting) of that Person, (c) any officer, director, trustee, manager, managing member, general partner or beneficiary of such Person, (d) any spouse, parent, sibling or lineal descendant of any Person described in clause (b) and (c) above, and (e) any trust for the benefit of any Person described in clauses (b) through (d) above or for any spouse, issue or lineal descendant of any Person described in clauses (b) through (d) above. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affordable Housing Contributions” means those certain financial obligations of MDLP to provide a contribution to the Boroughs of Cartlstadt and East Rutherford for affordable housing units specified in the Hearing Officer’s Report at Section II.C.12.e.

“Aggregate Capital Contributions” has the meaning specified in the Recitals.

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Allocated Annual Payments” has the meaning specified in Section 10.4.1.(a).

“Alternate MC Representative” has the meaning specified in Section 8.1.1.

“Alternate MDLP Representative” has the meaning specified in Section 8.1.1.

“AMX Project Operator” has the meaning specified in Section 14.

“AMX Site Declaration” means that certain Declaration of Covenants and Restrictions (Arena/Meadowlands/Xanadu Site), dated June 30, 2005, and recorded July 8, 2005 by the Bergen County Clerk Deed Book 8835, page 1, as supplemented by that certain Corrective Declaration of Covenants and Restrictions (Arena/Meadowlands/Xanadu Site) for the sole purpose of identifying certain of the subject parcels by metes and bounds legal descriptions in addition to the legal descriptions referencing lots and blocks in the Plat of Subdivision (the “Corrective Declaration”). On July 29, 2005, the Clerk recorded the Corrective Declaration.

“Annual Payments” has the meaning specified in Section 10.4.1(a).

“Applicable Component” has the meaning specified in Section 10.2.1.

“Approved by the Parties” or “Approval of the Parties” shall mean approval in writing by the JV GP or MDLP, as relevant, and the MC Partners, acting through their duly authorized representatives or if not through such duly authorized representatives, as agreed upon in writing by the JV GP or MDLP, as relevant, and the MC Partners. Unless otherwise expressly provided herein to the contrary, the JV GP, MDLP and the MC Partners shall not unreasonably withhold, delay or condition such approval.

“Approved Master Plan” has the meaning specified in the Redevelopment Agreement.

“Arbitrators” has the meaning specified in Section 15.2.

“Arena” has the meaning specified in the Redevelopment Agreement.

“Arena ROFR” has the meaning specified in Section 6.1.2

“Arena ROFR Agreement” shall mean that certain Right of First Refusal Agreement (Arena Site), dated June 30, 2005, by and between NJSEA and MDLP, as amended or modified from time to time.

“Assignment, Assumption and Cooperation Agreement” has the meaning specified in the Recitals.

“Authority Agreement(s)” has the meaning specified in Section 13.1.6.

“Bankruptcy” shall mean, as to any Person:

(i) its filing a petition commencing a case as a debtor under the Federal Bankruptcy Code or a similar provision of state law (collectively, as now or in the future amended, the “Bankruptcy Code”);

(ii) the commencement of an involuntary case against it under the Bankruptcy Code and the earlier of (A) the entry of an order for relief, or (B) the appointment of an interim trustee to take possession of its estate and/or to operate any of its business;

(iii) its making a general assignment for the benefit of its creditors;

(iv) its consenting to the appointment of a receiver for all or substantially all of its property;

(v) the entry of a court order appointing a receiver or trustee for all or substantially all of its property; or

(vi) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

“Bankruptcy Code” has the meaning specified in this Section 2 in the definition “Bankruptcy”.

“Baseball Ground Lease” has the meaning specified in the Recitals.

“Baseball LP” has the meaning specified in the first paragraph of this Agreement.

“Baseball Site” has the meaning specified in the Recitals.

“Blue StadCo. Payment” means that certain lump sum payment equal to $15 million set forth in Section 5(a) of the Giants/Jets Settlement Agreement.

“Brownfields Agreement” has the meaning specified in Section 16.

“Business Day” or “business day” means any day other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by Law to close.

“Capital Ratio” has the meaning specified in Section 10.6.5.

“Capital Ratio Determination Date” has the meaning specified in Section 10.6.6.

“C-D Ground Lease” has the meaning specified in the Recitals.

“C-D Office LP” has the meaning specified in the first paragraph of this Agreement.

“C-D Office Site” has the meaning specified in the Recitals.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Completion” has the meaning specified in the Redevelopment Agreement.

“Component” has the meaning specified in the Redevelopment Agreement.

“Component Agreements” has the meaning specified in the Recitals.

“Component Entity” and “Component Entities” have the meaning specified in the Recitals.

“Component Lease” has the meaning specified in the Redevelopment Agreement.

“Component Site” has the meaning specified in Section 18.

“Conceptual Site Plan” refers to the conceptual site plan attached to the Redevelopment Agreement as Schedule 6.1(b).

“Conservancy Trust Agreement” shall mean that certain Conservancy Trust Agreement, dated as of October 5, 2004, by and between MDLP and the Meadowlands Conservation Trust.

“Consumer Price Index” or “CPI” shall mean the index presently known as the “United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, all items for the New York, New Jersey area, SMSA (C.P.I.W.) (Base Period=1982-84=100) issued by the U.S. Department of Labor Bureau of Labor Statistics (or any comparable successor index issued by the U.S. Department of Labor Bureau of Labor Statistics). If such index shall be discontinued or revised without substitution of a comparable successor index, the substitute index or formula to be used in instances where “Consumer Price Index” is used shall be Approved by the Parties.

“Corrective Declaration” has the meaning specified in this Section 2 in the definition of “AMX Site Declaration”.

“CPI Adjustment” has the meaning specified in Section 10.5.1.

“Delaware LP Act” shall mean the State of Delaware Revised Uniform Limited Partnership Act, §§ 17-101 to 17-1109 of the Delaware Code Annotated, Title 6, as the same may be amended from time to time.

“Developer” has the meaning specified in Section 4.

“Development Acceleration Notice” has the meaning specified in Section 10.3.1.

“Development Land” has the meaning specified in the Original Agreement.

“Development Rights Fee” has the meaning specified in the Recitals.

“Development Rights Fee Funding Date” has the meaning specified in the Recitals.

“Direct Capital Contributions” has the meaning specified in the Recitals.

“Disputes” has the meaning specified in Section 15.1.

“Effective Date” shall mean December 3, 2003.

“Entertainment/Retail Component” has the meaning specified in the Recitals.

“ERC Restructuring” has the meaning specified in the Recitals.

“ERC 16W GP” has the meaning specified in the Recitals.

“ERC Ground Lease” has the meaning specified in the Recitals.

“ERC LP” has the meaning specified in the first paragraph of this Agreement; provided, however, immediately following the consummation of the ERC Restructuring and the execution of the Instrument of Accession, such term shall mean New ERC LP, its successors or assigns.

“ERC Site” has the meaning specified in the Recitals.

“Exclusive Office/Hotel Infrastructure Improvement Costs” has the meaning specified in Section 10.4.1(f).

“Exclusive Negotiation Period” has the meaning specified in Section 6.1.2.2.

“Execution Date” has the meaning specified in the first paragraph of this Agreement.

“Existing Litigation” shall mean the litigation identified on Exhibit D annexed hereto.

“Financial Closing” has the meaning specified in the Recitals.

“First Amendment” has the meaning specified in the Recitals.

“First Component” has the meaning specified in Section 10.2(i).

“Fiscal Year” shall mean the twelve month period beginning on January 1 and ending on December 31 of each calendar year; provided, that the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of applicable MC Component Entity is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first Fiscal Year or final Fiscal Year if the applicable Fiscal Year is greater or less than a full calendar year period to reflect such fact).

“Four Year Office/Hotel Development Option” has the meaning specified in Section 10.2(i).

“Gaming Facility” has the meaning specified in Section 6.1.2.3.

“Giants” shall mean the New York Football Giants, a New York corporation.

“Giants/Jets Settlement Agreement” means the Agreement, dated as of November 22, 2006, by and among Giants Stadium LLC, the New York Football Giants, Inc., Jets Stadium Development LLC, New Meadowlands Stadium Company, LLC New York Jets, LLC, NJSEA and other signatories thereto.

“GP Capital Contributions” has the meaning specified in the Recitals.

“GP LLC” has the meaning specified in the first paragraph of this Agreement.

“Governmental Authority” has the meaning specified in Section 8.3.2.

“Grand Opening Date” shall mean: provided, that Completion of the Entertainment/Retail Component has occurred, the earlier of (i) the date on which the Entertainment/Retail Component opens for business as publicly announced in accordance with the ERC Ground Lease, on behalf of MDLP, or (ii) the date by which at least fifty percent (50%) of the gross leasable area of specialty store space (also known as small shop space) in the Entertainment/Retail Component is open for business to the public.

“Ground Lease” and “Ground Leases” shall mean individually or collectively, at the case may be, the ERC Ground Lease, the Baseball Ground Lease, the Hotel Ground Lease, the A-B Ground Lease and the C-D Ground Lease.

“Hearing Officer’s Report” shall mean that certain Hearing Officer’s Report relating to the Project issued by the New Jersey Meadowlands Commission and the New Jersey Department of Environmental Protection on August 19, 2004.

“Hotel Component” has the meaning specified in the Redevelopment Agreement.

“Hotel Ground Lease” has the meaning specified in the Recitals.

“Hotel Land” has the meaning specified in Section 10.5.1.

“Hotel LP” has the meaning specified in the first paragraph of this Agreement.

“Hotel ROFR” has the meaning specified in Section 6.1.2.

“Hotel ROFR Agreement” shall mean that certain Right of First Refusal Agreement (for a Hotel at Meadowlands Racetrack), dated June 30, 2005, by and between NJSEA and MDLP, as amended or modified from time to time.

“Hotel Site” has the meaning specified in the Recitals.

“Independent Negotiation” has the meaning specified in Section 6.1.2.2.2.

“Indirect Capital Contributions” has the meaning specified in the Recitals.

“Ineligible Party” has the meaning specified in Section 6.1.2.3.

“Infrastructure Improvements” shall mean any improvement or utility necessitated or required by the implementation of the Project, which is located on or off the Project Site including, but not limited to, sidewalk and roadway construction, electric power transmission lines, sewer transmission conduits or pipes, water lines or pipes, storm sewers, telephone transmission lines, television cable lines and other similar utilities, including all improvements contemplated under that certain Construction and Contribution Agreement for Meadowlands Regional Transportation Improvements, dated November 22, 2006, by and among the New Jersey Department of Transportation, the NJSEA and the Meadowlands Mills/Mack-Cali Limited Partnership (in each case not including Traffic and Infrastructure Improvements).

“Infrastructure Improvement Costs” shall mean any and all costs, fees and expenses incurred in connection with Infrastructure Improvements.

“Infrastructure Improvement Costs and Program Costs” shall mean, collectively, (i) Infrastructure Improvement Costs, (ii) Program Costs, (iii) Traffic and Infrastructure Costs and (iv) any and all sewer connection and related fees in connection with the Project. Notwithstanding the foregoing, the term “Infrastructure Improvement Costs and Program Costs” shall in no event exceed $160,000,000.

“Infrastructure Loan” shall mean a non-interest bearing loan from MDLP to a Office/Hotel Component Owner for a term of seven (7) years and, if not refinanced with Public Debt within the seven (7) year term, such Infrastructure Loan would convert into equity interest of the Office/Hotel Component Owner if there remains unpaid and outstanding any principal amount on such convertible loan pursuant to and in accordance with the terms and conditions of the Infrastructure Loan documentation.

“Infrastructure Improvement Notice” has the meaning specified in Section 10.9.1.

“Infrastructure Improvement Reply Notice” has the meaning specified in Section 10.9.1.

“Initial ROFR Election Date” has the meaning specified in Section 6.1.2.

“Initial ROFR Election Period” has the meaning specified in Section 6.1.2.

“Instrument of Accession” has the meaning specified in the Recitals.

“Joint Venture” has the meaning specified in Section 10.7.

“JV GP” has the meaning specified in the first paragraph of this Agreement.

“JV Holding” has the meaning specified in the first paragraph of this Agreement.

“Laws” shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect the Project or the ownership or operation thereof.

“License Agreement” shall mean that certain License Agreement, dated on or about the date hereof, by and among MDLP, Baseball LP, A-B Office LP, C-D Office LP, Hotel LP and New ERC LP.

“Loan Commitment” has the meaning specified in Section 10.3.1(b).

“Loan Commitment Notice” has the meaning specified in Section 10.3.1(b).

“Mack-Cali Rights” has the meaning specified in Section 3.1.

“Main Street Program Payments” means those certain financial obligations of MDLP to provide contributions to establish Main Street New Jersey Programs in the Meadowlands specified in the Hearing Officer’s Report at Section II.C.12.d.

“Major Decision” has the meaning specified in Section 13.

“Major Modification” has the meaning specified in the Redevelopment Agreement.

“Market Development Notice” has the meaning specified in Section 10.3.1(a).

“Marks” has the meaning specified in the License Agreement.

“Master Plan” has the meaning specified in the Redevelopment Agreement.

“Maturity Date” has the meaning specified in the Recitals.

“MC Component Entity” and “MC Component Entities” have the meanings specified in Section 3.1.

“MC Entertainment” has the meaning specified in the first paragraph of this Agreement.

“MC Note” has the meaning specified in the Recitals.

“MC Partner” and “MC Partners” have the meaning specified in the first paragraph of this Agreement.

“MC Partners’ Account Credit” has the meaning specified in Section 10.9.1.

“MCRC” has the meaning specified in Section 7.2.

“MC Representative” has the meaning specified in Section 8.1.1.

“MDLP” has the meaning specified in the first paragraph of this Agreement.

“MDLP Representative” has the meaning specified in Section 8.1.1.

“Meadowlands Complex” has the meaning specified in the Redevelopment Agreement.

“Meadowlands Racetrack” has the meaning specified in the Redevelopment Agreement.

“Meadowlands Xanadu” has the meaning specified in the Recitals.

“Memorandum” has the meaning specified in Section 33(a).

“Mills/Mack-Cali Agreement” has the meaning specified in the Recitals.

“Net Project Costs” has the meaning specified in Section 10.6.6(f).

“New ERC LP” has the meaning specified in the Recitals.

“New LP” has the meaning specified in Section 10.7.3.2.

“New Year” has the meaning specified in Section 10.5.1.

“NJMC Contributions” means those certain financial obligations of MDLP relating to environmental and education transportation costs to the Meadowlands Environment Center specified in Hearing Officer’s Report at Section II.C16.a.

“NJSEA” has the meaning specified in the Recitals.

“NJSEA Profit Participation” means the Authority Profit Participation (as defined in the Redevelopment Agreement) required to be paid to the NJSEA under the Redevelopment Agreement.

“Non-Electing Party” and “Non-Electing Parties” have the meaning specified in Section 6.1.2.2.1.

“Non-Participating Party” has the meaning specified in Section 6.1.2.2.2(a).

“Offer Notice” has the meaning specified in the applicable ROFR Agreement.

“Office Component” has the meaning specified in the Redevelopment Agreement.

“Office/Hotel Component” has the meaning specified in Section 10.1.

“Office/Hotel Component LP Agreement” has the meaning specified in Section 10.6.

“Office/Hotel Component Owner” and “Office/Hotel Component Owners” have the meaning specified in Section 3.1 and shall also include a Sub-Component Owner, as applicable.

“Office/Hotel Development Election Notice” has the meaning specified in Section 10.2.1.

“Office/Hotel Development Option” has the meaning specified in Section 10.2.

“Office/Hotel Election Notice Date” has the meaning specified in Section 10.2.1.

“Office/Hotel Funding Default” has the meaning specified in Section 10.6.7.3.

“Office/Hotel Funding Default Notice” has the meaning specified in Section 10.6.7.3.

“Office/Hotel Land” has the meaning specified in Section 10.5.

“Office/Hotel Value” has the meaning specified in Section 10.5.

“Office Land” has the meaning specified in Section 10.5.1.

“Opt Out Election” has the meaning specified in Section 10.7.3.

“Original Agreement” has the meaning specified in the Recitals.

“Original General Partners” has the meaning specified in the Recitals.

“Original Limited Partners” has the meaning specified in the Recitals.

“Partnership Election” has the meaning specified in Section 10.7.3.

“Partnership Interest” shall mean the entire ownership interest (which may be expressed as a percentage) of a partner in a partnership at any particular time, including the right of such partner to any and all benefits to which a partner may be entitled pursuant to the partnership agreement of such partnership and under the Delaware LP Act, together with all obligations of such partner to comply with the terms and provisions of the partnership agreement of such partnership and the Delaware LP Act.

“Party Hereto Affiliates” has the meaning specified in Section 38.

“Person” shall mean an individual, partnership, firm, corporation, trust, estate, unincorporated association, limited liability company, joint stock company or other entity, association, firm or company.

“Phase” has the meaning specified in the Redevelopment Agreement.

“Phase III” has the meaning specified in the Redevelopment Agreement.

“Phase IV” has the meaning specified in the Redevelopment Agreement.

“PILOT Payments” shall mean the “Developer PILOT Payments” as specified in the Redevelopment Agreement.

“Plans and Specifications” shall mean, with respect to a particular Hotel Component or Office Component, all blueprints, schematic renderings, architect’s drawings, specifications, written descriptions and similar items and all related drawings, plans, and data (and all supplements and amendments thereto) relating to the design, construction, equipping, and furnishing of such particular Component.

“Prepaid Rent Allocations” has the meaning specified in the Recitals.

“Principal Amount” has the meaning specified in the Recitals.

“Program Costs” shall mean (i) Affordable Housing Contributions, (ii) Blue StadCo. Payment, (iii) Main Street Program Payments and (iv) NJMC Contributions.

“Project” has the meaning specified in the Redevelopment Agreement.

“Project Site” has the meaning specified in the Recitals.

“Public Debt” has the meaning specified in Section 10.4.1.(e).

“Redemption” has the meaning specified in the Recitals.

“Redemption Agreement” has the meaning specified in the Recitals.

“Redevelopment Agreement” has the meaning specified in the Recitals.

“REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code and subject to federal income taxation under Sections 856 through 859 of the Code.

“Reoffer Notice” has the meaning specified in Section 10.7.2.

“Reoffer Acceptance Notice” has the meaning specified in Section 10.7.2.

“Required Equity” shall mean all amounts required to be paid to complete the construction of the project undertaken by the Office/Hotel Component Owner or ROFR Component Entity as set forth in the agreed upon development budget for such project.

“Restructuring” has the meaning specified in the Recitals.

“Right of First Refusal” and “ROFR” have the meaning specified in Section 6.1.2.

“ROFR Agreements” shall mean the Arena ROFR Agreement and the Hotel ROFR Agreement.

“ROFR Component Entity” and “ROFR Component Entities” have the meaning specified in Section 6.1.2.1.

“ROFR Component Entity Agreement” has the meaning specified in Section 6.1.2.1.

“ROFR Contract Notice” has the meaning specified in Section 6.1.2.2.1(a).

“ROFR Electing Party” has the meaning specified in Section 6.1.2.2.

“ROFR Electing Party Notice” has the meaning specified in Section 6.1.2.2.

“ROFR Participation Notice” has the meaning specified in Section 6.1.2.2.1(a).

“Second Amendment to the Declaration” has the meaning specified in the Recitals.

“Second Component” has the meaning specified in Section 10.2(ii).

“Six Year Office/Hotel Development Option” has the meaning specified in Section 10.2(ii).

“Special General Partner” has the meaning specified in the first paragraph of this Agreement.

“SGP Super-Priority Capital” has the meaning specified in Section 10.9.3.(b)(ii).

“Staged Development” has the meaning specified in Section 10.1.1.

“Sub-Allocated Annual Payments” has the meaning specified in Section 10.4.1.(c).

“Sub-Allocated Infrastructure Improvement Payments” has the meaning specified in Section 10.4.1.(e).

“Sub-Allocated Prepaid Annual Payment” has the meaning specified in Section 10.5.2.

“Sub-Allocation Percentages” has the meaning specified in Section 10.4.1.(b).

“Sub-Component Owner” has the meaning specified in Section 10.1.2.

“Successful Bid Notice” has the meaning specified in Section 6.1.2.2.2(a).

“Successful Bid Participation Notice” has the meaning specified in Section 6.1.2.2.2(a).

“Successful Bid Party” has the meaning specified in Section 6.1.2.2.2(a).

“Successful Bid Reoffer Notice” has the meaning specified in Section 6.1.2.2.2(c)(i).

“Successful Bid Reoffer Participation Notice” has the meaning specified in Section 6.1.2.2.2(c)(i).

“Super-Priority Capital” has the meaning specified in Section 10.6.6(b)(ii).

“Take Down” shall mean, with respect to the MC Partners, the acquisition of a partnership interest in one or more of the Office/Hotel Component Owners, as provided in

Section 10 hereof; and, with respect to an Office/Hotel Component Owner, the acquisition and/or construction of one or more of the Office/Hotel Components, phase or sub-Component thereof as provided in Section 10 hereof.

“Third Party Discussions” has the meaning specified in Section 8.3.1.

“Traffic and Infrastructure Costs” shall mean all costs, fees and expenses related to the Traffic and Infrastructure Improvements.

“Traffic and Infrastructure Improvements” shall mean any and all improvements to roadways and sidewalks, installation of traffic signals and signage, relocation of utilities and other improvements, located on and off the Project Site and such other improvements implemented, for the purpose of improving vehicular and pedestrian access to the Project Site.

“Transaction Documents” shall mean the Redevelopment Agreement, the Project Operating Agreement (as defined in the Redevelopment Agreement), the Construction Management Agreement (as defined in the Redevelopment Agreement), the Declaration (as defined in the Redevelopment Agreement), the Project Labor Agreement (as defined in the Redevelopment Agreement), the Ground Lease, the Right of Entry Agreement (as defined in the Redevelopment Agreement), the Access and Indemnity Agreement (as defined in the Redevelopment Agreement), the Assignment, Assumption and Cooperation Agreement, the Giants/Jets Settlement Agreement, as each agreement may be amended from time to time (including, the Second Amendment to the Declaration) and any agreements entered into by MDLP and the NJSEA directly related to the foregoing enumerated instruments implementing the obligations of MDLP or any of the Component Entities under the foregoing enumerated instruments.

“Treasury Regulations” means the income tax regulations promulgated by the Commissioner of Internal Revenue from time to time, as the same may be amended, supplemented or recodified.

“Unreturned Capital Contributions Accounts” shall mean, collectively, the Unreturned MDLP Capital Contributions Account and the Unreturned MC Partners Capital Contributions Account.

“Unreturned MDLP Capital Contributions Account” shall mean an account maintained for internal bookkeeping purposes by a MC Component Entity (or Office/Hotel Component Owner) upon a Take Down of such MC Component Entity (or Office/Hotel Component Owner) for MDLP and/or its Affiliates, which account, as of any date shall equal the sum of all deemed capital contributed by MDLP pursuant to Section 10.6.7 and all capital contributed by MDLP and/or its Affiliates as of such date, reduced (but not below zero) by such MC Component Entity’s (or Office/Hotel Component Owner’s) distributions (other than distributions that represent a return on rather than a return of MDLP’s Unreturned MDLP Capital Contributions Account) to MDLP and/or its Affiliates pursuant to the applicable Office/Hotel Component LP Agreement.

“Unreturned MC Partners Capital Contributions Account” shall mean an account maintained for internal bookkeeping purposes by a MC Component Entity (or Office/Hotel Component Owner) upon a Take Down of such MC Component Entity (or Office/Hotel Component Owner) for the MC Partners and/or its Affiliates, which account, as of any date shall equal the sum of all deemed capital contributed by the MC Partners pursuant to Section 10.6.7 and all capital contributed by the MC Partners and/or its Affiliates as of such date, reduced (but not below zero) by such MC Component Entity (or Office/Hotel Component Owner’s) distributions (other than distributions that represent a return on rather than a return of the MC Partners’ Unreturned MC Partners Capital Contributions Account) to the MC Partners and/or its Affiliates pursuant to the applicable Office/Hotel Component LP Agreement.

“WMB Annual Payment” shall mean the annual payment in the amount of $100,000 that MDLP is obligated to pay under Paragraph 8 of the Conservancy Trust Agreement to the Meadowlands Conservation Trust for a maximum time period of seventy-five (75) years as more particularly provided in the Conservancy Trust Agreement.

“Written Materials” has the meaning specified in Section 8.3.2.

3.  MC Partners’ Rights.

  3.1The parties hereto hereby agree and acknowledge that the MC Partners had certain rights, benefits and obligations with respect to the Project, the Component Entities and the ROFR Component Entities memorialized in the Original Partnership. In connection with the Redemption, the Original Partnership redeemed the MC Partners’ respective partnership interests in the Original Partnership in exchange for: (i) $22,500,000 in cash paid on the Execution Date; (ii) the distribution to Special General Partner of non-economic general partnership interests in each of the A-B Office LP, the C-D Office LP and the Hotel LP (each an “MC Component Entity” or “Office/Hotel Component Owner” and being collectively referred to herein as the “MC Component Entities” or “Office/Hotel Component Owners”); and (iii) the distribution of certain rights, benefits and obligations of the MC Partners with respect to the Component Entities and the ROFR Component Entities. Contemporaneously with the Redemption, the JV GP delivered the MC Note to MC Entertainment. The parties hereto intend that, following the Redemption and the delivery of the MC Note, and prior to any Take Down, none of the MC Partners shall be treated as partners of any Component Entity or ROFR Component Entity for tax purposes. Except as otherwise provided herein, the parties hereto agree that MC Partners shall have only those certain rights, benefits and obligations (the “Mack-Cali Rights”) which are set forth in this Agreement, the Redemption Agreement, the MC Note and the Office/Hotel Component LP Agreements and, as applicable, which shall be set forth in the ROFR Component Entity Agreements. MDLP, the applicable MC Component Entity and the JV GP represent and warrant that each of MDLP and the applicable MC Component Entity is duly authorized and has the full authority to grant, or permit the exercise of, such Mack-Cali Rights to or by the MC Partners and that neither MDLP, the applicable MC Component Entity nor the JV GP (nor any of their Affiliates) has taken or omitted to take any action or will take or omit to take any action that would adversely affect the Mack-Cali Rights of either or both of the MC Partners. Such Mack-Cali Rights shall be exercisable by Special General Partner as a general partner and/or option holder in each MC Component Entity or, as applicable, each ROFR Component Entity or, if such rights may only be exercisable by MDLP, then, promptly upon the receipt of written notice from the MC Partners, the general partner of MDLP shall or shall cause MDLP to assert such rights on behalf of the MC Partners. The parties hereby recognize and agree that the Project shall be managed and operated pursuant to, and in accordance with, the Major Decisions set forth in Section 13, including, but not limited to, Section 13.1.3. In connection with the foregoing, and subject to the terms and conditions of the Transaction Documents, MDLP covenants to the parties hereto that, subject to any lender foreclosure rights lenders may have under their respective loan documentation, it (or its permitted successors and assigns) will continue to act directly or indirectly as the Developer of the Project pursuant to the Redevelopment Agreement and to perform or cause the Component Entities, and, if applicable, the ROFR Component Entities to perform their respective duties and obligations under all Transaction Documents, including, but not limited to, MDLP’s obligation to complete the construction of the Traffic and Infrastructure Improvements described in Sections 3.2(a)(i) through (iv) of the Redevelopment Agreement as required under the Redevelopment Agreement.

  3.2    MDLP hereby covenants to cause ERC LP and ERC LP hereby covenants to perform for the benefit of NJSEA and the Component Entities those certain obligations of MDLP assigned to and assumed by the ERC LP under the Assignment, Assumption and Cooperation Agreement, including, without limitation, the obligations of MDLP to perform: (i) under all permits and agreements as provided in Section 4 thereof; (ii) the obligations and conditions of MDLP under permits as provided in Section 5 thereof; (iii) the duties of MDLP, if any, related to permits, agreements and other documents as provided in Section 6 thereof; and (iv) the obligations of MDLP under the Memorandum of Agreement among the Authority, MDLP and the NJDEP, dated March 4, 2004, as provided in Section 7 thereof.

  3.3    MDLP further covenants to the parties hereto that, in connection with, and on or about the date that the ERC Restructuring is consummated, MDLP shall cause New ERC LP and its successors or assigns to execute the Instrument of Accession, at which time the parties hereto acknowledge and agree that New ERC LP, its successors or assigns, shall become a party to this Agreement and in such capacity shall assume and agree to be bound by all of the rights and obligations of ERC LP set forth in this Agreement and/or the Transaction Documents and shall have the rights and obligations set forth herein and therein.

4.  Purposes and Powers of MDLP.  The purposes of MDLP are limited and include only the following: investing in, acquiring (whether by way of a leasehold or fee ownership interest or a combination thereof), holding, owning, developing, operating, maintaining, improving, leasing, financing, refinancing, mortgaging, selling, conveying, exchanging, transferring and otherwise using the Project Site and the Project or any part thereof or any interest therein, including entering into the Redevelopment Agreement and acting as the “Developer” thereunder and taking such other actions as are contemplated by the development budget or any of the Authority Agreements and in furtherance of any of the foregoing and doing any and all other acts or things which may be incidental or necessary to carry on the business of MDLP as herein contemplated. Subject to the MC Component LP Agreements or, as applicable, the ROFR Component Entity Agreements, the JV GP may delegate all or any of its duties as managing general partner of MDLP to such other Persons as it deems necessary or desirable for the transaction of the business of MDLP, the Component Entities or, as applicable, the ROFR Component Entities, and, in furtherance of any such delegation, the JV GP shall have the right to appoint, employ, or contract with and compensate any such Persons. Subject to the MC Component LP Agreements or, as applicable, the ROFR Component Entity Agreements, such Persons may, under the supervision of the JV GP, administer, or assist in the administration of the routine day-to-day management of MDLP, the Component Entities or, as applicable, the ROFR Component Entities and their business and affairs; may serve as the JV GP’s advisors and consultants in connection with decisions made by the JV GP; may act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity; and may perform such other acts or services for MDLP as the JV GP may reasonably and prudently approve. Notwithstanding the foregoing, the delegation of any or all of the foregoing duties shall not relieve MDLP, JV GP, JV Holding or GP LLC of any of their respective obligations under this Agreement, the MC Component LP Agreements or, as applicable, the ROFR Component Entity Agreements.

5.  Notice of Lawsuits, Liens, Defaults under Loans, etc

. Each of the JV GP and the MC Partners covenant and agree to notify the other party as soon as reasonably possible upon receipt of any written notice of: (i) the filing or threatened filing of any action in law or in equity naming MDLP, the JV GP, the MC Partners or any Component Entity, or, if applicable, a ROFR Component Entity, as a party relating in any material way to any portion of the Project, including, but not limited to, any Authority Agreements, any Component Entity or any ROFR Component Entity; (ii) any actions to impose material liens of any kind whatsoever or of the imposition of any lien whatsoever against MDLP, any Component Entity, or a ROFR Component Entity or their respective assets including the Project or any portion thereof, that may have a material adverse effect on any such entity; or (iii) the default by MDLP, the JV GP, the MC Partners or any Component Entity, or, if applicable, a ROFR Component Entity of any of its material obligations to any lender or NJSEA or under any Transaction Documents.

6.  Allocation of Benefits and Obligations Under Authority Agreements and Rights of First Refusal

. Each of MDLP, the JV GP and JV Holding covenant and agree to timely take any and all actions necessary or desirable to enforce the rights of the parties hereto under the Authority Agreements and the Rights of First Refusal. The preceding covenant and agreement shall be applicable whether or not the MC Partners have delivered a written request to the above parties regarding the taking of any such action. In the event that any of MDLP, the JV GP or JV Holding shall fail to promptly take any such actions after delivery of written request by the MC

Partners, then MDLP, the JV GP and JV Holding hereby agree to execute any and all documents and to take any actions required to permit the MC Partners to enforce the rights of the MC Partners, the MC Component Entities or, if applicable, the ROFR Component Entities, including, but not limited to, negotiating and entering into an Agreement with NJSEA with respect to a ROFR. Each of MDLP, the JV GP and JV Holding hereby designates Special General Partner, its members and officers with full power of substitution, as each party’s true and lawful attorney to act, and in such party’s name, place and stead, to make, execute, sign and acknowledge all documents, instruments and agreements to accomplish the intention of this Section 6.

6.1 Allocation of Benefits and Obligations under Authority Agreements; Rights of First Refusal.

6.1.2 Rights of First Refusal. Section 10.2 of the Redevelopment Agreement provides that the Developer has a right of first refusal (each such right of first refusal set forth in the Redevelopment Agreement, the Hotel ROFR Agreement or the Arena ROFR being referred to in this Agreement as the “Right of First Refusal” or “ROFR”) respecting the acquisition, use, reuse and/or renovation of the Arena (as defined in the Redevelopment Agreement) (the “Arena ROFR”) and the development of one or more hotels adjacent to the Meadowlands Racetrack (the “Hotel ROFR”). To more particularly set forth the terms and provisions of the Arena ROFR and the Hotel ROFR, MDLP and the NJSEA entered into the ROFR Agreements. The Hotel ROFR Agreement contemplates that the NJSEA may enter into agreements with third parties wherein such third parties may develop one or more hotels at the Meadowlands Racetrack (subject to satisfaction of certain conditions) and that MDLP shall have a separate right of first refusal for each hotel the NJSEA desires to develop at the Meadowlands Racetrack. As a result thereof, each such right of first refusal shall constitute a separate ROFR hereunder and shall be subject to the provisions of this Section 6.1.2. The determination of whether or not MDLP shall exercise a Right of First Refusal must be Approved by MDLP and the MC Partners (in the exercise of their sole and absolute discretion) no later than the twentieth (20th) day after the receipt of an Offer Notice (such twentieth (20th) day being referred to herein as the “Initial ROFR Election Date” and the twenty (20) day period between MDLP’s receipt of an Offer Notice and the Initial ROFR Election Date being referred to herein as the “Initial ROFR Election Period”). If the election to exercise a Right of First Refusal shall not be Approved by MDLP and the MC Partners (in the exercise of their sole and absolute discretion) within the applicable Initial ROFR Election Period, such failure shall be deemed to mean that MDLP and the MC Partners do not approve of such election. The determination of whether or not to proceed with such election shall not be subject to the mediation and arbitration provisions of Section 15. If the election to proceed with a ROFR shall not be Approved by MDLP and the MC Partners (in the exercise of their sole and absolute discretion) prior to the expiration of the Initial ROFR Election Period and neither MDLP nor the MC Partners shall have delivered a ROFR Electing Party Notice (as hereinafter defined) prior to the expiration of the Initial ROFR Election Period, then neither MDLP nor the MC

Partners shall be permitted to proceed with the exercise of such ROFR. In accordance with the terms of the applicable ROFR Agreement, if MDLP shall determine to waive the applicable ROFR and neither MDLP nor the MC Partners shall have delivered a ROFR Participation Notice within the thirty (30) day period set forth in Section 6.1.2.2.1(a) below, then the JV GP, on behalf of MDLP, shall deliver a written notice to the NJSEA of MDLP’s determination to waive the applicable ROFR.

6.1.2.1 Election to Proceed with ROFR Approved by the Parties; Other Party Provides ROFR Participation Notice or Successful Bid Notice. If the election to proceed with a ROFR is Approved by MDLP and the MC Partners (in the exercise of their sole and absolute discretion) prior to the expiration of the Initial ROFR Election Period or if MDLP or the MC Partners shall provide a ROFR Participation Notice within the thirty (30) day period set forth in Section 6.1.2.2.1(a) below or if a Successful Bid Notice is sent in accordance with Section 6.1.2.2.2(a), then MDLP (or the JV GP or an Affiliate of MDLP or JV GP) and the MC Partners (or any of their Affiliates) shall form a limited partnership, which shall be “fractions rule” compliant within the meaning of Section 514(c)(9) of the Code and the Treasury Regulations, unless otherwise reasonably determined by MDLP in its sole discretion (each a “ROFR Component Entity” and collectively the “ROFR Component Entities”), and, in connection therewith, execute an agreement of limited partnership in substantially the form of the Office/Hotel Component LP Agreement (each a “ROFR Component Entity Agreement”) with the following revisions: (i) there shall be no establishment of initial capital accounts for such ROFR Component Entities as provided in Section 10.6.7, as there shall be no Take Down associated with the development of the particular project, (ii) the aggregate Partnership Interest of MDLP and/or its Affiliates shall be fifty percent (50%) and the aggregate Partnership Interests of the MC Partners and/or their Affiliates shall be fifty percent (50%), with each such party being obligated to contribute Required Equity, pari passu, based on their respective Partnership Interests, (iii) the list of Major Decisions shall be modified to address the fact that the ROFR Component Entity is a 50/50 joint venture to be jointly controlled by MDLP and/or its Affiliates on the one hand and the MC Partners and/or their Affiliates on the other hand, (iv) the managing general partner shall be MDLP if the use is entertainment and/or retail related, and the managing general partner shall be Special General Partner if the use is office or hotel related, and the managing general partner shall be as otherwise Approved by MDLP and the MC Partners (as reasonably agreed upon by MDLP and the MC Partners) if the use shall not be entertainment, retail, office or hotel related, (v) the managing general partner shall be obligated to commence development and construction upon the earlier of the date required under the applicable ROFR Agreement, if any, and the date that may be agreed upon by MDLP and the MC Partners and set forth in such limited partnership agreement and (vi) the capital accounts of the partners in each such ROFR Component Entity shall be maintained in accordance with Code Section 704(b), and the Treasury Regulations promulgated thereunder, and (vii) all allocations of income, gain loss and deduction that are capable of having economic effect shall have “substantial economic effect” within the meaning of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Upon the formation of a ROFR Component Entity, the terms and provisions of such agreement of limited partnership shall govern the rights and obligations of MDLP, the JV GP and/or their Affiliates and the MC Partners and/or their Affiliates respecting the applicable ROFR and the associated property and rights to be acquired from the NJSEA.

6.1.2.2 Election to Proceed with ROFR Not Approved by MDLP and the MC Partners; One Party Expresses Desire to Exercise ROFR. If MDLP and the MC Partners do not approve of an election to exercise a ROFR and if, prior to the expiration of the Initial ROFR Election Period, either MDLP or the MC Partners shall deliver a written notice (a “ROFR Electing Party Notice”) to the other party stating its desire to exercise the applicable ROFR (any such party that provides a ROFR Electing Party Notice being referred to herein as the “ROFR Electing Party”), then, subject to the provisions of the applicable ROFR Agreement, the ROFR Electing Party, on behalf of MDLP, shall have the exclusive right during the period (the “Exclusive Negotiation Period”) commencing on the date that is the earlier of (i) the date upon which MDLP and the MC Partners determine pursuant to a written instrument that MDLP shall not exercise the applicable ROFR, and (ii) the Initial ROFR Election Date, and terminating on the outside date for execution of a definitive agreement under the applicable ROFR Agreement, to cause MDLP, on behalf of a ROFR Electing Party, to negotiate the terms and provisions of a written agreement with the NJSEA to acquire the property and rights that are subject to the applicable ROFR and this Section 6.1.2.2 and, if such negotiations are successful, to cause MDLP, on behalf of a ROFR Electing Party, to enter into such a written agreement pursuant to and in accordance with Section 6.1.2.1. The failure of a party to deliver a ROFR Electing Party Notice shall be deemed an election by such party not to exercise the applicable ROFR.

6.1.2.2.1 ROFR Electing Party Enters Into Agreement with NJSEA During Exclusive Negotiation Period. If the ROFR Electing Party shall succeed in entering into a written agreement with the NJSEA within such Exclusive Negotiation Period, then, subject to the provisions of Section 6.1.2.2.1(a), the ROFR Electing Party shall be permitted to enter into such written agreement without the involvement of MDLP (or the JV GP) or the

MC Partners, as the case may be (each a “Non-Electing Party” and collectively the “Non-Electing Parties”), and the Non-Electing Parties covenant that they shall provide all reasonably necessary assistance and execute all reasonably necessary agreements, in each case, without recourse by the ROFR Electing Party or the NJSEA (except any recourse by the NJSEA as provided in, and subject to, the next two sentences), to assign or transfer the applicable ROFR to the ROFR Electing Party or its Affiliates. If the agreement(s) entered into with the NJSEA impose any obligations or liabilities on the Non-Electing Parties, or their Affiliate(s), as applicable, including any obligations or liabilities arising out of or in connection with any of the Non-Electing Parties being direct or indirect owners of any Person that is a party to the agreements with the NJSEA (for example, if the agreement(s) require that MDLP must be the party to such agreement(s)), then the obligation of the Non-Electing Parties to provide assistance and agreements as provided in the immediately preceding sentence shall be conditioned upon the ROFR Electing Party executing an indemnification agreement in favor of the Non-Electing Parties or their Affiliate(s), as applicable. Such indemnification agreement shall provide that the ROFR Electing Party agrees to indemnify, defend and hold harmless the Non-Electing Parties and their Affiliate(s), as applicable, from and against any and all liabilities, obligations, claims, losses, suits, damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or occurring as a result of the agreement(s) entered into with the NJSEA or the property that is subject to the agreements or the ownership of such Person(s). The ROFR Electing Party shall be permitted to execute such documents and take such actions on behalf of MDLP without the necessity of the approval or consent of the Non-Electing Parties as shall be reasonably necessary in order that the applicable ROFR shall be assigned or transferred to the ROFR Electing Party or its Affiliate; provided, however, that such documents shall not impose any obligations or liabilities on the Non-Electing Parties.

(a) Agreement with NJSEA is More Favorable than Offer Notice; Other Party’s Right to Participate. If the ROFR Electing Party shall enter into a written agreement with the NJSEA prior to the expiration of the applicable Exclusive Negotiation Period and if the price or other consideration to be paid to the NJSEA is an amount equal to or less than ninety-five percent (95%) of the price or other consideration proposed to be paid to the NJSEA in the applicable Offer Notice or if any other term(s), taken as a whole, grant materially better rights or benefits than as set forth in the applicable Offer Notice, then the ROFR Electing Party shall provide a written notice to the Non-Electing Parties of such fact (such written notice, a “ROFR Contract Notice”). The MC Partners (if the ROFR Electing Party is MDLP) or MDLP (if the ROFR Electing Party is either of the MC Partners) shall have thirty (30) days after the receipt of a ROFR Contract Notice to provide a written notice to the other, of their election (a “ROFR Participation Notice”) to participate in the exercise of the applicable ROFR on the terms set forth in the ROFR Contract Notice.

(b) Other Party Provides a ROFR Participation Notice. If the Non-Electing Party shall provide a ROFR Participation Notice within the thirty (30) day period described in Section 6.1.2.2.1(a) hereof, then MDLP and the MC Partners shall enter into a limited partnership agreement as contemplated in Section 6.1.2.1 hereof.

(c) Other Party Does Not Provide a ROFR Participation Notice. If the Non-Electing Party shall fail to provide a ROFR Participation Notice within the thirty (30) day period described in Section 6.1.2.2.1(a) hereof, the Non-Electing Party shall be deemed to have elected not to so participate and the ROFR Electing Party shall be permitted to enter into the written agreement with the NJSEA without the involvement of MDLP (if MDLP is the Non-Electing Party) or any of the Non-Electing Parties as provided in the first paragraph of this Section 6.1.2.2.1.

6.1.2.2.2 ROFR Electing Party Fails to Enter Into Agreement with NJSEA; Parties May Negotiate Independently with NJSEA. If, as of the expiration of the Exclusive Negotiation Period, the ROFR Electing Party shall have failed to enter into a written agreement with the NJSEA as aforesaid, then, subject to any applicable provisions of the applicable ROFR Agreement and the right of the Non-Electing Parties to participate as the result of the timely delivery of a Successful Bid Participation Notice as provided in Sections 6.1.2.2.2(a) and (b) hereof, the MC Partners, MDLP and the JV GP and/or their respective Affiliate(s) shall be permitted to respond independently to any solicitations from the NJSEA to the public (such as requests for proposals) or otherwise negotiate with the NJSEA to so acquire the property and rights that are subject to the applicable ROFR (any such independent response or negotiation, an “Independent Negotiation”).

(a) Party is Successful in Independent Negotiation; Other Party’s Right to Participate. If MDLP and/or its Affiliates or the MC Partners and/or their Affiliates (such party, the “Successful Bid Party”) shall enter into a written agreement with the NJSEA as the result of an Independent Negotiation, then the Successful Bid Party shall provide a written notice to the other party of such fact (such written notice, a “Successful Bid Notice”). The MC Partners (if the Successful Bid Party is MDLP) or MDLP (if the Successful Bid Party is the MC Partners) (the “Non-Participating Party”) shall have thirty (30) days after the receipt of a Successful Bid Notice to provide a written notice to the other, of their election (a “Successful Bid Participation Notice”) to participate in the transaction that is the subject of the written agreement with the NJSEA on the terms set forth in the Successful Bid Notice.

(b) Other Party Provides a Successful Bid Participation Notice. If the Non-Participating Party shall provide a Successful Bid Notice within the thirty (30) day period described in Section 6.1.2.2.2(a) hereof, then MDLP and the MC Partners shall enter into a limited partnership agreement as contemplated in Section 6.1.2.1 hereof.

(c) Other Party Does Not Provide a Successful Bid Participation Notice. If the Non-Participating Party shall fail to provide a Successful Bid Participation Notice within the thirty (30) day period described in Section 6.1.2.2.2(a) hereof, the Non-Participating Party shall be deemed to have elected not to so participate and the Successful Bid Party shall be permitted to enter into a written agreement with the NJSEA that is the result of the Independent Negotiation without the involvement of MDLP (if MDLP is the Non-Participating Party) or the other party, subject, however, to Section 6.1.2.2.2(c)(i) hereof.

(i) Agreement with NJSEA is More Favorable than Successful Bid Notice; Other Party’s Right to Participate. If the Successful Bid Party shall enter into a written agreement with the NJSEA subsequent to the thirty (30) day period described in Section 6.1.2.2.2(a) and if the price or other consideration to be paid to the NJSEA is an amount equal to or less than ninety-five percent (95%) of the price or other consideration proposed to be paid to the NJSEA in the applicable

Successful Bid Notice or if any other term(s), taken as a whole, grant materially better rights or benefits than as set forth in the applicable Successful Bid Notice, then the Successful Bid Party shall provide a written notice to the Non-Participating Party of such fact (such written notice, a “Successful Bid Reoffer Notice”). The Non-Participating Party shall have thirty (30) days after the receipt of a Successful Bid Reoffer Notice to provide a written notice to the Successful Bid Party, of their election (a “Successful Bid Reoffer Participation Notice”) to participate in the transaction that is the subject of the written agreement with the NJSEA on the terms set forth in the Successful Bid Reoffer Notice.

(ii) Other Party Provides a Successful Bid Reoffer Participation Notice. If the Non-Participating Party shall provide a Successful Bid Reoffer Participation Notice within the thirty (30) day period described in Section 6.1.2.2.1(c)(i) hereof, then MDLP and the MC Partners shall enter into a limited partnership agreement as contemplated in Section 6.1.2.1 hereof.

(iii) Other Party Does Not Provide a Successful Bid Reoffer Notice. If the Non-Participating Party shall fail to provide a Successful Bid Reoffer Notice within the thirty (30) day period described in Section 6.1.2.2.1(c)(i) hereof, the Non-Participating Party shall be deemed to have elected not to so participate and the Successful Bid Party shall be permitted to enter into the written agreement with the NJSEA without the involvement of MDLP (if MDLP is the Non-Participating Party) or the Non-Participating Party.

6.1.2.3 Right of the MC Partners To Demonstrate to NJSEA that Hotel having Substantially Same Utility Can Be Built on Project Site instead of on Meadowlands Racetrack Site. Concurrently with MDLP and the MC Partners determining whether they shall proceed with a particular Hotel ROFR and provided that, as of such date, the MC Partners either shall have Taken Down the Hotel Component or shall still have a right to Take Down the Hotel Components under Section 10 and shall not have “committed to develop a hotel on the Hotel Component” as provided in Section 5 of the Hotel ROFR Agreement, and provided further that, as of such date, neither Special General Partner nor MC Entertainment shall be in material default under this Agreement (after the giving of any required notice thereof and the expiration of any applicable cure period), the MC Partners shall be permitted, pursuant to subclause (iii) of Section 10.2(f) of the Redevelopment Agreement (as incorporated in the Hotel ROFR Agreement), to exercise MDLP’s right to demonstrate to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site (as defined in the Redevelopment Agreement) planned for the Hotel Component instead of the Meadowlands Racetrack. If the MC Partners shall be successful, then:  (i) if the MC Partners have not yet Taken Down the Hotel Component, the MC Partners shall Take Down the Hotel Component, (ii) if the hotel that shall be constructed on the Hotel Component shall not have video lottery terminals (or “slots”), or any other legalized form of gaming on or in its premises, then MDLP, the JV GP and/or their Affiliates and the MC Partners and/or their Affiliates shall form a ROFR Component Entity, which shall be “fractions rule” compliant within the meaning of Section 514(c)(9) of the Code and the Treasury Regulations, unless otherwise reasonably determined by MDLP in its sole discretion, and, in connection therewith, execute an agreement of limited partnership substantially in the form of the Office/Hotel Component LP Agreement and proceed with the development of the hotel thereon, and (iii) if the hotel that shall be constructed on the Hotel Component shall have video lottery terminals (or “slots”), or any other legalized form of gaming on or in its premises, then the MC Partners and/or their Affiliates and MDLP and the JV GP and/or their Affiliates shall form a ROFR Component Entity, which shall be “fractions rule” compliant within the meaning of Section 514(c)(9) of the Code and the Treasury Regulations, unless otherwise reasonably determined by MDLP in its sole discretion, and, in connection therewith, execute an agreement of limited partnership in substantially the form of the Office/Hotel Component LP Agreement with the following revisions: (A) the aggregate Partnership Interest of MDLP and/or its Affiliates shall be fifty percent (50%) and the aggregate Partnership Interests of the MC Partners and/or their Affiliates shall be fifty percent (50%), with the MC Partners being obligated to contribute all Required Equity as set forth in the agreed-upon development budget for the Hotel Component until such time as the Capital Ratio is 50:50 and, thereafter, each of MDLP, the JV GP and/or their Affiliates and the MC Partners and/or their Affiliates shall be obligated to contribute Required Equity, pari passu, based on their respective Partnership Interests in such ROFR Component Entity, (B) if, as of the Capital Ratio Determination Date, the Capital Ratio is not 50:50, then the MC Partners shall be obligated to contribute capital to the ROFR Component Entity as contemplated in Section 10.6.6(a), except that the amount to be contributed by the MC Partners must result, after such contribution and the distribution described in Section 10.6.6(a), in a Capital Ratio of 50:50, (C) MDLP’s right to elect to take the actions set forth in Section 10.6.6(b)(i) and Section 10.6.6(b)(ii) shall arise if the Capital Ratio is not 50:50, (D) the list of Major Decisions shall be modified to address the fact that the ROFR Component Entity is a 50/50 joint venture to be jointly controlled by MDLP and the MC Partners, (E) the MC Partners shall be the managing general partner of such ROFR Component Entity and (F) the capital accounts of the partners in such ROFR Component Entity shall be maintained in compliance with Code Section 704(b) and the Treasury Regulations promulgated thereunder; and (G) all allocations of income, gain, loss and deduction that are capable of having economic effect shall have “substantial economic effect” within the meaning of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If, as of such date, the MC Partners shall not have Taken Down the Hotel Component and the MC Partners shall no longer have a right to Take Down the Hotel Component under Section 10, MDLP shall be permitted, pursuant to subclause (iii) of Section 10.2(f) of the Redevelopment Agreement (as incorporated in the Hotel ROFR Agreement), to exercise MDLP’s right to demonstrate to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site (as defined in the Redevelopment Agreement) planned for the Hotel Component instead of the Meadowlands Racetrack. If MDLP shall be successful, then the provisions of Section 10.7 shall control in respect of MDLP’s actions with respect to the Hotel Component, except that, if the MC Partners shall make a Partnership Election, then the Partnership Interests and capital contribution obligations in subclause (1) of Section 10.7.3.2 shall be amended to be consistent with the subclause (ii) and (iii) of the second sentence of this Section 6.1.2.3. Also, should either the MC Partners or MDLP, as applicable, be successful in demonstrating to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site planned for the Hotel Component instead of the Meadowlands Racetrack, then the managing general partner of the ROFR Component Entity formed as provided in this Section 6.1.2.3 shall be obligated to commence development and construction upon the earlier of the date required under any applicable agreement between MDLP and the NJSEA, and the date that may be agreed upon by MDLP and the MC Partners and set forth in such ROFR Component Entity partnership agreement. Notwithstanding anything to the contrary, MDLP’s or the MC Partners’ right to participate in the development and ownership of a hotel as contemplated herein with video lottery terminals (or “slots”), or any legalized form of gaming on or in its premises is subject to MDLP’s or the MC Partners’ ability to meet the federal, state or local licensure requirements for the operation of a gaming facility (that is, a facility with video lottery terminals), or any legalized form of gaming) (“Gaming Facility”). If, for any reason, either

MDLP or the MC Partners is unable to meet such licensure requirements for the operation of a Gaming Facility (such party, an “Ineligible Party”), then the Ineligible Party may assign or transfer its Partnership Interest in the ROFR Component Entity to another Person that is reasonably acceptable to the other party (it being understood that a transfer from an Ineligible Party that would not be permitted shall include (a) any transfer to a Person that, upon becoming a partner, shall constitute an Ineligible Party, and (b) any transfer to a Person that does not have sufficient net worth, at the time of the transfer, to fund the reasonably foreseeable equity requirements to fund budgeted equity requirements and equity requirements that would be required to be funded in subsequent years). In such event any consideration received by the Ineligible Party shall be the sole property of the Ineligible Party.

6.1.3 Any Other Development of a Hotel at Meadowlands Race Track. If the NJSEA shall approach MDLP to negotiate a transaction for MDLP to develop a hotel at the Meadowlands Race Track without the implementation of the terms and provisions of the Hotel ROFR Agreement or the NJSEA and MDLP shall otherwise engage in negotiations to develop such a hotel, the decision to have MDLP to proceed with such development shall require the Approval of the Parties (as determined in the exercise of their sole and absolute discretion). If MDLP and the MC Partners shall so provide such approval, then MDLP, the JV GP and/or their respective Affiliates and the MC Partners and/or their respective Affiliates shall form an ROFR Component Entity in accordance with Section 6.1.2.1 and proceed with the development of the hotel in accordance with the ROFR Component Entity partnership agreement to be entered into the by MDLP, the JV GP and/or their respective Affiliates and the MC Partners and/or their respective Affiliates. If MDLP and the MC Partners shall not provide such approval, then MDLP and the MC Partners shall proceed in their individual negotiations with the NJSEA and their individual elections to proceed (and corresponding obligations to permit the other party to participate in a transaction with the NJSEA) in a manner similar to the manner in which MDLP and the MC Partners, if a ROFR shall not be Approved by MDLP and the MC Partners, are permitted to proceed with respect to a ROFR (and provide the other party an opportunity to participate in such ROFR) that shall not be Approved by the Parties.

6.1.4 Change in Use of Hotel Component. Section 10.2 of the Redevelopment Agreement contemplates that, regardless of whether the Hotel ROFR is exercised, the NJSEA shall give special consideration to the Approval of a Major Modification to the Approved Master Plan and Conceptual Site Plan to permit the use of the portion of the Project Site planned for the Hotel Component for an alternative use consistent with the Enabling Legislation (all capitalized terms used in this Section 6.1.4 not otherwise defined in the Original Agreement shall have the meanings ascribed to them in the Redevelopment Agreement).

6.1.4.1 Change in Use; the MC Partners Have Right to Approve. If, as of the date of the proposed change in use of the Hotel Component, the MC Partners either shall have Taken Down the Hotel Component or shall still have a right to Take Down the Hotel Component under Section 10, any change in use of the Hotel Component to an alternative use in use shall require the Approval of the Parties (as determined in the exercise of their sole and absolute discretion). If the NJSEA shall approve such change in use and MDLP and the MC Partners shall so approve such change in use as a Major Decision (such Major Decision to be determined by MDLP and the MC Partners in the exercise of their sole and absolute discretion), then, prior to the development of the Hotel Component, MDLP and/or their respective Affiliates and the MC Partners shall form a ROFR Component Entity in accordance with Section 6.1.2.1, except that the managing general partner shall be MDLP, the JV GP and/or their respective Affiliates if the use is entertainment and/or retail related, and the managing general partner shall be the MC Partners and/or their respective Affiliates if the use is office or hotel related, and the managing general partner shall be as otherwise Approved by the Parties (as reasonably agreed upon by the parties) if the use shall not be entertainment, retail, office or hotel related.

6.1.4.2 Change in Use; No Right of the MC Partners to Approve. If, as of the date of the proposed change in use of the Hotel Component, the MC Partners shall not have Taken Down the Hotel Component and the MC Partners shall no longer have a right to Take Down the Hotel Component under Section 10, any change in use of the Hotel Component to an alternative use in use shall not require the Approval of the Parties but, rather, may be agreed to by MDLP. If the NJSEA shall approve such change in use and MDLP shall so agree upon such change in use, then the provisions of Section 10.7 shall control in respect of MDLP’s actions with respect to the Hotel Component.

7.  Management of the MC Component Entities and the ROFR Component Entities: REIT Issues.

  7.1    Subject to Section 7.2, the parties hereto covenant and agree to negotiate in good faith to structure the ownership and management of the assets of the Office/Hotel Component Owners and, as applicable, the ROFR Component Entities in a manner that is tax-neutral for each of MDLP, the JV GP and/or their respective Affiliates and the MC Partners and/or their Affiliates; provided, however, to the extent that a tax-neutral structure cannot be agreed upon by the parties, the provisions of Section 7.2 shall govern the ownership and management of the assets of the Office/Hotel Component Owners and, as applicable, the ROFR Component Entities.

  7.2    The parties hereto hereby acknowledge the status of Mack-Cali Realty Corporation, a Maryland corporation (“MCRC”) (an Affiliate of the MC Partners) as a REIT. The JV GP, JV Holding and the MC Partners further covenant and agree that the MC Component Entities and, as applicable, the ROFR Component Entities and their respective properties shall be managed in a manner so that: (a) the gross income of each such entity meets the tests provided in Section 856(c)(2) and (3) of the Code as if each MC Component Entity and each ROFR Component Entity were a REIT; (b) the assets of each such entity meets the tests provided in Section 856(c)(4) of the Code as if each MC Component Entity and each ROFR Component Entity were a REIT; and (c) each such entity minimizes federal, state, local and excise taxes that may be incurred by MCRC, or any of its Affiliates, including taxes under Section 857(b), 860(c) or 4981 of the Code. MDLP, the JV GP, JV Holding and the MC Partners hereby acknowledge, agree and accept that each MC Component Entity and each ROFR Component Entity may be precluded from taking, or may be required to take, an action which it would not have otherwise taken, even though the taking or the not taking of such action might otherwise be advantageous to each such MC Component Entity and each ROFR Component Entity and/or to the JV GP, JV Holding or the MC Partners (or one or more their Affiliates). If the MC Partners (or an Affiliate of the MC Partners) determines that, in order to meet the requirements of this provision, one or more corporations should elect to be treated as a "taxable REIT subsidiary" (as defined in Section 856(l)(1) of the Code) in accordance with Section 856(l)(1)(B) of the Code (and in accordance with guidance issued by the Internal Revenue Service), MDLP, the JV GP, JV Holdings, the MC Partners and MCRC hereby agree to cause such corporations to file a joint "TRS" election with MCRC to be treated as a "taxable REIT subsidiary" pursuant to, and in accordance with, Section 856(l)(1)(B) of the Code. Each MC Component Entity and each ROFR Component Entity and MCRC shall join in such elections within seven (7) days after written notice to such MC Component Entity and each ROFR Component Entity and MCRC by the MC Partners.

8.  Management.

Subject to the Take Down of any MC Component Entity, the parties hereto acknowledge that MDLP shall directly or indirectly control the Component Entities.

  8.1Management of MC Component Entities and ROFR Component Entities.

  8.1.1  Party Representatives. MDLP shall designate, in writing delivered to the MC Partners, its representative (the “MDLP Representative”) and alternate representative (the “Alternate MDLP Representative”), and the MC Partners shall designate, in writing delivered to MDLP, their representative (the “MC Representative”) and alternate representative (the “Alternate MC Representative”), for purposes of this Agreement. The MDLP Representative or, if not available, the Alternate MDLP Representative, shall be fully authorized to provide any approvals and otherwise act on behalf of MDLP for all purposes and any approval so provided and any act so taken by MDLP Representative or, if not available, the Alternative MDLP Representative for or on behalf of MDLP, shall be binding upon MDLP for all purposes of this Agreement. The MC Representative or, if not available, the Alternate MC Representative, shall be fully authorized to provide any approvals and otherwise act on behalf of the MC Partners for all purposes of this Agreement and any approval so provided and any act so taken by the MC Representative or, if not available, the Alternative MC Representative, for or on behalf of the MC Partners shall be binding upon each of the MC Partners, respectively, for all purposes of this Agreement. MDLP and the MC Partners may, at any time, designate a replacement representative and such designation shall be effective immediately upon the receipt of written notice of such designation by the other party. The initial MC Representative, Alternate MC Representative, MDLP Representative and Alternate MDLP Representative shall be those Persons set forth in Exhibit E to this Agreement.

  8.1.2     Meetings of Party Representatives.

  (a)    The MDLP Representative or the Alternate MDLP Representative and the MC Representative or the Alternate MC Representative shall meet at such times as reasonably requested by MDLP or the MC Partners. Such meetings may occur telephonically.

  (b)    Notice of meetings of party representatives may be given personally or by mail, in writing or in any manner that is reasonable under the circumstances to give actual notice; provided, however, absent a written waiver by either the MDLP Representative (or the Alternate MDLP Representative) or the MC Representative (or the Alternate MC Representative), each representative shall receive not less than ten (10) days advance notice of any meeting of the party representatives.

  8.2    Partner Cooperation; Project Status Reports and Budgets.  If the JV GP shall request such cooperation, the MC Partners shall, in a commercially reasonable manner, provide such cooperation and expertise and participation as shall be necessary in order to gain the applicable governmental approvals and agreements with any Governmental Authority in order to complete the Project and shall be reimbursed for its out of pocket expenses and reasonable costs for same if and to the extent the JV GP requests that the MC Partners take the specific actions resulting in the requirements to expend such sums. The JV GP shall, in a commercially reasonable manner, provide its cooperation and expertise in a manner intended to enable the successful completion of the Project. The JV GP shall provide the MC Partners with monthly “job cost” reports of the Project, that provide information relating to the construction of the Infrastructure Improvements and Traffic and Infrastructure Improvements. Within ten (10) Business Days of receipt of a written request from the MC Partners, the JV GP will provide the MC Partners with (i) a copy of the portions of MDLP’s most recent development budget that relate to the MC Components, the ROFR Components, as applicable, and the Infrastructure Improvements and Traffic and Infrastructure Improvements and (ii) such other reports, documents or information relating to the Infrastructure Improvements and Traffic and Infrastructure Improvements as the MC Partners shall reasonably request.

  8.3    Participation in meetings, conferences, etc./Copies of notices, documents, etc./Avoidance of duplicative costs.

  8.3.1    Notwithstanding anything herein to the contrary, each of the JV GP and the MC Partners shall use reasonable efforts to give notice in any manner that is reasonable under the circumstances to the other party and such other party shall have the right to be present at, and participate in, any pre-scheduled discussions, meetings and other significant and material communications between the JV GP or the MC Partners (or any of their respective Affiliates) and the NJSEA or any other Governmental Authority or their representatives (“Third Party Discussions”). It is the intention of this Section 8.3.1 that each of the JV GP and the MC Partners shall be afforded the opportunity to fully and meaningfully participate in the Third Party Discussions to the extent practical under the relevant circumstances. In the event that either the JV GP or the MC Partners, as the case may be, does not or is unable to participate in any such Third Party Discussion for any reason, the participating party shall make reasonable efforts to keep the other party apprised of such Third Party Discussions. Notwithstanding the foregoing, to the extent that any such discussions are intended to affect the Office/Hotel Component or the Hotel ROFR or Arena ROFR, the MC Partners shall be provided advance notice of such pre-scheduled discussions and shall have the right to participate in such discussions and to the extent that any such discussions are intended to affect the Entertainment/Retail Component, the JV GP shall be provided advance notice of such pre-scheduled discussions and shall have a right to participate in all such discussions; and

  8.3.2  Notwithstanding anything herein to the contrary, each of the JV GP and the MC Partners shall, and shall cause its Affiliates to (and in the case of the JV GP, shall cause MDLP to), promptly furnish to, or make available to, the other party copies of any and all material notices, submissions, settlements, resolutions, schedules, correspondence, court papers or filings, reports and other material documents or written materials (collectively, “Written Materials”) received from the NJSEA or any other federal, state or local governmental authority, agency or instrumentalities (including, the State of New Jersey, Bergen County or the Borough of East Rutherford) (“Governmental Authority”) with respect to or pertaining to the Project, if the substance of such Written Materials could materially affect any of the Project. Each of the JV GP and the MC Partners shall use reasonable efforts to provide copies of correspondence from such party to a Governmental Authority concurrently with the delivery thereof provided, however, that a party shall discharge its duties under this Section 8.3.2 by making such Written Materials available to the other party at the location where the materials are retained. Each of the JV GP and the MC Partners shall, and shall cause its Affiliates to, use good faith efforts to promptly disclose to the other party any information of which the party or any of its Affiliates has actual knowledge (whether by reason of an oral or written communication or otherwise) that could have a material adverse effect on any of the Project, the MC Component Entities, the Hotel ROFR, the Arena ROFR or the ROFR Component Entities.

  8.4   Compliance with Authority Agreements/Partnership Defaults.   The JV GP shall use commercially reasonable efforts to cause MDLP and the Component Entities, or, if applicable, the ROFR Component Entities to timely comply with all of MDLP’s or obligations under any of the Authority Agreements.

9.  Reimbursements.   MDLP and the MC Partners hereto will be reimbursed by the applicable MC Component Entity or, as applicable, the applicable ROFR Component Entity for such costs and expenses incurred by it in providing predevelopment, development, pre- and post-development leasing, releasing, marketing, financing, legal (both in-house and third party) and pre- and post-development tenant coordination services to any MC Component Entity or, as applicable any ROFR Component Entity and other services ancillary to the development, ownership and operation of an Office/Hotel Component, if and to the extent that such services are to be provided by MDLP or the MC Partners (rather than by any other Person, pursuant to contracts or other agreements). Where appropriate, all such costs and expenses shall be evidenced by contracts or cost invoices.

10.  Formation of Component Entities; Development of Office/Hotel Components.

10.1 Development of Office Component and Hotel Component; Formation of Component Entities. The Redevelopment Agreement contemplates that construction of the Hotel Component and the Office Component (collectively, the “Office/Hotel Component”) may occur as Phase III and Phase IV of the Project, subject to favorable economic and market conditions as more particularly set forth therein. The MC Partners shall have the option to develop or cause to be developed the Office/Hotel Component on the terms and conditions set forth below.

10.1.1 Separate Development of Entertainment/Retail, Office and Hotel Components; Separate Ground Leases. The Redevelopment Agreement contemplates that the Entertainment/Retail Component, the Office Component (and the four (4) sub-Components thereof - that is, Buildings A, B, C and D as defined in the Redevelopment Agreement) and the Hotel Component may be developed at different times either by MDLP or by one or more other entities or a combination thereof (a “Staged Development”). The parties hereto acknowledge and agree that prior to the date hereof, MDLP caused to be formed each of the Component Entities and, in connection with the Financial Closing, each of the Component Entities entered into their respective Ground Lease and Component Agreement whereby MDLP assigned certain of its rights and obligations to the Component Entities.

10.1.2 Issuance of Partnership Interests to the MC Partners upon the Exercise of a Take Down; Conveyance to Office/Hotel Component Upon the Take Down of a Sub-Component.. Upon the MC Partners exercise of a Take Down option with respect to an Office/Hotel Component, MDLP shall cause the applicable MC Component Entity to issue economic partnership interests in such MC Component Entity to the MC Partners (and/or an Affiliate) as more specifically described in Section 10.6. Upon the MC Partners’ exercise of a Take Down option with respect to a sub-Component of the Office Component (as opposed to the exercise of a Take Down option with respect to an entire Office

Component), MDLP shall (i) cause the applicable MC Component Entity to convey the applicable leasehold estate to a newly-formed partnership in which MDLP (the JV GP, or an Affiliate of MDLP or the JV GP) is a partner (a “Sub-Component Owner”) and (ii) cause the applicable Sub-Component Owner to issue economic partnership interests in such Sub-Component Owner to the MC Partners (and/or an Affiliate thereof) as more specifically described in Section 10.6

10.1.3 Cooperation. Each of the JV GP, MDLP and the MC Partners shall, and shall cause their respective Affiliates to, provide such cooperation and promptly execute such consents, agreements and take such other actions as shall be necessary or desirable to carry out the purpose and intent of this Section 10.

10.2 The MC Partners Option to Develop Office/Hotel Component. The MC Partners shall have the option (the “Office/Hotel Development Option”) to (or to designate one or more of its Affiliates to) be the managing general partner of the MC Component Entities or the Sub-Component Owner which may Take Down Phase III and Phase IV or portions thereof in accordance with the Redevelopment Agreement and to cause the applicable MC Component Entity or Sub-Component Owner to Take Down either the Hotel Component or one or more of the sub-Components of the Office Component (that is, a portion of the Office Component upon which an office building of not less than 440,000 square feet shall be constructed) pursuant to the exercise of a Take Down option as more specifically described in this Section 10; provided, however, that the MC Partners shall be obligated to exercise their Take Down option with respect to the Hotel Component upon its exercise of either the Four Year Office/Hotel Development Option or the Six Year Office/Hotel Development Option. MDLP shall substantially complete the construction of the Traffic and Infrastructure Improvements described in Sections 3.2(a)(i) through (iv) of the Redevelopment Agreement as required under the Redevelopment Agreement by the earlier of (A) the Grand Opening Date, or (B) the date upon which MDLP shall provide a Development Acceleration Notice. If the Traffic and Infrastructure Improvements described in Sections 3.2(a)(i) through (iv) of the Redevelopment Agreement have not been constructed as required under the Redevelopment Agreement by the date of the MC Partners' timely exercise of an Office/Hotel Development Option, then the MC Partners shall not be obligated to cause the applicable Hotel/Office Component Owner to Take Down a Component or sub-Component, as applicable, pursuant to such exercise of an Office/Hotel Development Option until five (5) business days after such Traffic and Infrastructure Improvements have been constructed as required under the Redevelopment Agreement. The MC Partners' Office/Hotel Development Options shall be exercisable by the MC Partners no later than the dates set forth in the following schedule:

(i) The MC Partners' first Office/Hotel Development Option shall be exercisable by the MC Partners no later than the date that is four (4) years after the Grand Opening Date (hereinafter referred to as the “Four Year Office/Hotel Development Option” or the “First Component”).

(ii) The MC Partners' second Office/Hotel Development Option shall be exercisable by the MC Partners no later than the date that is six (6) years after the Grand Opening Date (hereinafter referred to as the “Six Year Office/Hotel Development Option” or the “Second Component”).

(iii) The MC Partners' third Office/Hotel Development Option shall be exercisable by the MC Partners no later than the date that is eight (8) years after the Grand Opening Date.

(iv) The MC Partners' fourth Office/Hotel Development Option shall be exercisable by the MC Partners no later than the date that is nine (9) years after the Grand Opening Date.

(v) The MC Partners' fifth Office/Hotel Development Option shall be exercisable by the MC Partners no later than the date that is ten (10) years after the Grand Opening Date.

In all events, the MC Partners shall at their option Take Down all of the Office/Hotel Components no later than the date that is ten (10) years after the Grand Opening Date. To the extent that the MC Partners shall have not exercised any one of its Office/Hotel Development Options as of the date specified in the above schedule, the MC Partners shall no longer have any right to Take Down all other subsequent Components for which it has not exercised an Office/Hotel Development Option.

10.2.1 The MC Partners' Election. If the MC Partners desire to exercise an Office/Hotel Development Option, the MC Partners shall provide notice (an “Office/Hotel Development Election Notice”) to MDLP of such desire no later than the date on which such Office/Hotel Development Option may be exercised (as set forth in Section 10.2) and shall set forth in such notice which of the Components it desires to have Taken Down (e.g., the Hotel Component, an Office Component or one of the sub-Components of the Office Component) (the “Applicable Component”) and the proposed Take Down date (each an “Office/Hotel Election Notice Date”). Upon its exercise of an Office/Hotel Development Option, the MC Partners shall have no obligation to cause the applicable Office/Hotel Component Owner to commence construction of the Applicable Component until the MC Partners determine in their sole discretion that certain economic and market conditions as set forth in the Redevelopment Agreement exist, as applicable, subject to (x) MDLP's acceleration rights described in Section 10.3, (y) the obligation of the managing general partner of a ROFR Component Entity under Section 6.1.2.1 to commence development and construction upon the earlier of the date required under the applicable ROFR Agreement, if any, and the date that may be agreed upon by MDLP and the MC Partners and set forth in the applicable ROFR Component Entity Agreement, and (z) the obligation of the managing general partner set forth in Section 6.1.2.3 to commence development and construction upon the earlier of the date required under any applicable agreement between MDLP and the NJSEA, if any, and the date that may be agreed upon by MDLP and the MC Partners and set forth in the applicable ROFR Component Entity Agreement. If the Applicable Component is the Hotel Component, then the development contemplated in the Office/Hotel Development Election Notice shall not be less than 520 rooms and, if the Applicable Component is the Office Component, the aggregate number of square feet of each sub-Component of the office buildings in the Office Component being not less than 440,000 square feet. If, the Applicable Component is an Office Component, the Office/Hotel Development Election Notice may provide that the Office Component will be developed in phases (then each of Buildings A through D (as defined in the Redevelopment Agreement) shall be developed in one or more phases), such that the aggregate square feet of the office buildings is approximately 1,760,000, or such lesser amount as required pursuant to zoning ordinances, approvals and the Redevelopment Agreement. For the avoidance of doubt, the Hotel Component may not be developed in one or more phases but the Office Components may be developed in phases as provided herein. Prior to commencement of construction of the Component or phases (if applicable) or sub-Component thereof, the MC Partners shall provide to the Office/Hotel Component Owner (as herein defined), the following which shall include such reasonable detail and contain such matters as shall be required under the Redevelopment Agreement:

10.2.1.1 Development and Operating Budgets. A proposed development budget for the construction of the Applicable Component, such budget to be in substantially the same form as the development budget of the JV GP, and a pro forma operating budget for the remainder of the calendar year following Completion with respect to the Applicable Component and for the immediately succeeding calendar year, such budget to be in substantially the same form as the Operating Budget;

10.2.1.2 Construction Schedule. A construction schedule, setting forth anticipated commencement of construction, substantial completion and occupancy of each individual building, parking facility or other material amenity, building or other sub-Component within the Office Component (or phases thereof) and the Hotel Component, with commencement of construction of the Applicable Component or sub-Component occurring no later than ninety (90) days after the Take Down date set forth in the Office/Hotel Development Election Notice or on such earlier date as determined in accordance with Section 10.3.1; and subject to Section 10.6.7.3; and

10.2.1.3 Site Plans, etc. Site plans, architectural renderings and other visual depictions of the MC Partners' proposed development of the entire Office/Hotel Component or a phase or sub-Component thereof including such documents as shall be required to be delivered to the NJSEA for “Master Plan Approval” of the Office/Hotel Component in accordance with the Redevelopment Agreement.

10.3 MDLP's Acceleration Right.

10.3.1 MDLP's Right to Request Acceleration of Commencement Dates of Staged Development. MDLP may request, by written notice to the MC Partners (a “Development Acceleration Notice”), that the date(s) for commencement of development of all or a particular sub-Component of the Office/Hotel Component occur on a date prior to the applicable dates set forth in Section 10.2. Provided that MDLP complies with either or both of Sections 10.3.1(a) and (b) in connection with the delivery of the Development Acceleration Notice, MDLP may provide a Development Acceleration Notice to the MC Partners at any time after the earlier of: (i) the date upon which MCRC (or its successor) publicly announces (including in a press release or public filing that it has no intention in the future of being in the business of developing office buildings or that MCRC (or its successor) publicly announces (including in a press release or public filing) that it has no intention in the future of developing office buildings in the State of New Jersey; or (ii) (A) the date that is two (2) years after the Grand Opening Date or (B) the date immediately subsequent to the date that the MC Partners have delivered an Office/Hotel Election Notice with respect to the First Component; (iii) (A) the date that is four (4) years after the Grand Opening Date or (B) the date immediately subsequent to the date that the MC Partners have delivered an Office/Hotel Election Notice with respect to the Second Component; or (iv) no more frequently than every two (2) years after the dates set forth in (ii) and (iii) above; provided, that MDLP shall have the right to accelerate the remaining two (2) Office Components (or sub-Components), at any time after the date which is eight (8) years after the Grand Opening Date.

(a)
Favorable Economic and Market Conditions. If MDLP determines that economic and market conditions are favorable for the commencement of development of a particular Office/Hotel Component, phase or sub-Component thereof, as applicable, then MDLP shall provide a written notice (a “Market Development Notice”) to the MC Partners of such determination. The Market Development Notice shall be accompanied by a description of the Applicable Component or phase thereof, if applicable, that MDLP has determined should be Taken Down and reasonable evidence of favorable economic and market conditions. The MC Partners shall have thirty (30) days after receipt of a Market Development Notice to elect, by written notice to MDLP, to proceed with the Take Down on the date specified in the Market Development Notice. If the MC Partners provide a written notice of such election to proceed, then the Take Down of the particular Office/Hotel Component or phase thereof, if applicable, shall occur on the date specified in the Market Development Notice. If the MC Partners fail to provide a written notice to proceed within such thirty (30) day period, then the decision whether to proceed with the Take Down on the date specified in the Market Development Notice shall be a Major Decision and either party shall have the right to avail itself of the provisions of Section 15.

(b)
Third Party Commitment to Finance. If in connection with a Development Acceleration Notice, MDLP obtains a term sheet or written evidence of a provisional commitment (a “Loan Commitment”) from a third party lender proposing to provide financing at market rates and upon commercially reasonable terms and conditions (including but not limited to loan to value ratios and debt service ratios) to finance the development of a particular Office/Hotel Component, phase or sub-Component thereof, as applicable, prior to the earlier of the applicable date set forth in Section 10.2 or the actual date of the Take Down of such Office/Hotel Component or sub-Component thereof, then MDLP shall provide a written notice (a “Loan Commitment Notice”) to the MC Partners of such fact. The Loan Commitment shall be non-recourse and shall not require that an entity guaranty the obligations of the borrower thereunder or, if recourse or a guaranty or guaranties shall be required, such recourse and/or guaranty or guaranties shall be the obligation of MDLP or its Affiliates, but not of the MC Partners or their Affiliate(s). The Loan Commitment Notice shall be accompanied by a description of the applicable Office/Hotel Component, phase or sub-Component thereof, as applicable, that is the subject of the Loan Commitment, a copy of the Loan Commitment and a proposed date of the Take Down of the applicable Office/Hotel Component, phase or sub-Component thereof, as applicable. The MC Partners shall have thirty (30) days after receipt of a Loan Commitment or Loan Commitment Notice to elect, by written notice to MDLP, to proceed with the Take Down, on the date specified in the Loan Commitment Notice and have the Office/Hotel Component Owner negotiate and execute the loan documents pursuant to the Loan Commitment. If the MC Partners provide a written notice of such election to proceed, then the Take Down shall occur on the date specified in the Loan Commitment Notice (but in no event shall such issuance, conveyance or assignment of Partnership Interests occur prior to the date of loan closing) and the MC Partners shall negotiate and execute the loan documents pursuant to the Loan Commitment; provided, however, that if the loan fails to close through no fault of the MC Partners, the MC Partners shall have no obligation to Take Down such Office/Hotel Component or sub-Component thereof nor commence development of the applicable Office/Hotel Component, phase or sub-Component thereof, as a result of the delivery of such Development Acceleration Notice by MDLP. If the MC Partners fail to provide a written notice to proceed within such thirty (30) day period, then the provisions of Section 10.8 shall apply. Notwithstanding anything herein to the contrary, if the MC Partners disagree with MDLP as to whether the Loan Commitment meets the terms and conditions of this Section 10.3.1(b), the MC Partners shall provide written notice to MDLP of such disagreement within the thirty (30) day period above and MDLP or the MC Partners shall have the right to avail themselves of the provisions of Section 15. If the resolution of the procedures under Section 15 results in a determination that the Loan  Commitment meets the terms and conditions of this Section 10.3.1(b) and the Loan Commitment expires or the contemplated loan (or a loan on comparable terms and conditions is substituted by the MC Partners at no additional cost to MDLP if the costs and expenses were paid in connection with the Loan Commitment) is no longer able to be obtained within a reasonable time after the resolution as aforesaid, then the MC Partners will construct the applicable office building or hotel as provided herein or, if the MC Partners fail to so construct as provided herein, then the provisions of Section 10.8 shall apply.

10.4 Office/Hotel Component Owner Obligated to Pay a Portion of Annual Payments.

10.4.1  Determination of Allocated Annual Payments. The Office/Hotel Component Owner shall only be obligated to pay the Allocated Annual Payments with respect to the Component, phase or sub-Component on which it has exercised an Office/Hotel Development Option.

(a) Allocated Annual Payments. As used herein, the “Allocated Annual Payments” with respect to the Office/Hotel Component shall be equal to thirty-two percent (32%) in the aggregate of (1) any rent (other than any percentage rent payable solely in connection with the Entertainment/Retail Component) or development rights fee(s) paid to date other than the Development Rights Fee in connection with the Ground Lease and/or a Component Lease, as applicable, (2) all PILOT Payments, (3) all fees, costs and expenses incurred by MDLP in connection with litigation (other than the Existing Litigation) relating to the Redevelopment Agreement or any related agreement (including assertions that the NJSEA did not possess the requisite authority to enter into the Redevelopment Agreement or such related documents), the PILOT Payments or any other litigation pertaining to all or any portion of the Project, (4) one-half of all fees, costs and expenses incurred by MDLP in connection with the Existing Litigation and (5) the WMB Annual Payment. “Annual Payments” shall mean the aggregate of the amounts set forth in subclauses (1) through (5) of the preceding sentence. Notwithstanding that the Development Rights Fee may be characterized as prepayment of rent or ground rent under a Component Lease, such payment of the Development Rights Fee shall not constitute “rent” to be included in the definition of “Allocated Annual Payments”.

(b) Sub-Allocation Percentages. Exhibit F annexed hereto sets forth, in the column entitled “Percentage of Allocated Payments”, the portions of the Allocated Annual Payments

(expressed as a percentage of the total Annual Payments) to be paid with respect to the ownership of each Component (such portions, the “Sub-Allocation Percentages”).

(c) Sub-Allocated Annual Payments. Each Component, phase or sub-Component thereof shall be responsible for the amount determined by multiplying the applicable Sub-Allocation Percentage by the Annual Payments (the “Sub-Allocated Annual Payments”). Such responsibility shall commence on the earlier of the Grand Opening Date or six (6) years from the Development Rights Fee Funding Date.

(d) Obligation to Pay Allocated Annual Payments. Once the MC Partners have provided the Office/Hotel Development Notice and the Component, phase or sub-Component has been conveyed and/or the partnership interests in the Component Entity issued, the Office/Hotel Component Owner shall be obligated to pay all Allocated Annual Payments that are thereafter due. If a Staged Development occurs, each Sub-Allocated Annual Payment shall be payable from and after the corresponding date of issuance or assignment of partnership interests in the Component Entity.

(e) Obligations to Pay Infrastructure Improvement Costs and Program Costs (Sub-Allocated Infrastructure Improvement Payments). Notwithstanding anything herein to the contrary, each Component, phase or sub-Component thereof shall be responsible (in proportion to their respective Sub-Allocation Percentages) for any and all Infrastructure Improvement Costs and Program Costs (other than Exclusive Office/Hotel Infrastructure Improvement Costs), up to but not in excess of $160,000,000, that has been incurred and paid by the JV GP, MDLP or any of the Component Entities (“Sub-Allocated Infrastructure Improvement Payments”). MDLP may finance Infrastructure Improvement Costs and Program Costs through (i) bond debt or other public financing vehicle(s) on the terms and conditions set forth in Section 13.1.16 (“Public Debt”), (ii) if public financing is not available or obtained by JV GP or MDLP, the issuance of an Infrastructure Loan, or (iii) to the extent that any portion of the Infrastructure Improvement Costs and Program Costs cannot be financed by Public Debt, a combination of (i) and (ii) above. If JV GP, MDLP or any of the Component Entities (other than the MC Component Entities) obtained public financing to pay for the Infrastructure Improvement Costs, the Sub-Allocated Infrastructure Improvement Payments shall include any and all principal payments and interest payments made under such financing. If JV

GP, MDLP or any of the Component Entities (other than the MC Component Entities) do not obtain public financing or non-affiliated third party financing to pay for the Infrastructure Improvement Costs and Program Costs, the Sub-Allocated Infrastructure Improvement Payments shall not be added to Sub-Allocated Prepaid Annual Payments upon a Take Down as provided in Section 10.5.2.

(f) Obligations to Pay Exclusive Office/Hotel Infrastructure Improvement Costs. Notwithstanding anything herein to the contrary, each Component, phase or sub-Component thereof shall be solely responsible for any and all site specific costs relating to such Component, phase or sub-Component including all Infrastructure Improvement Costs and Program Costs associated solely with their respective Component, site plan approval costs and similar costs, fees and expenses (the “Exclusive Office/Hotel Infrastructure Improvement Costs”).

10.5 Determination of Office/Hotel Value. The value (the “Office/Hotel Value”) of the portion of the Development Land upon which Phase III and Phase IV shall be developed (the “Office/Hotel Land”) shall be the aggregate of the value of the Hotel Land and the value of the Office Land, determined utilizing the formula hereinafter set forth, plus the Sub-Allocated Prepaid Annual Payment.

10.5.1 Determination of Values of Office Land and Hotel Land. The value of the portion of the Office/Hotel Land upon which the Hotel Component shall be constructed (the “Hotel Land”) shall be determined by multiplying $17,500 per hotel room by the number of hotel rooms as set forth in the office or hotel Plans and Specifications, and (ii) the value of the portion of the Office/Hotel Land upon which the Office Component shall be constructed (the “Office Land”) shall be determined by multiplying $30 per buildable square foot by the actual buildable square footage of the office buildings located on the Office Land. Beginning in 2012 and annually thereafter, such $17,500 and $30 amounts set forth in the preceding sentence shall be increased by the percentage increase, if any, for the CPI (the “CPI Adjustment”) for November of the year (the “New Year”) prior to the current year as compared to the CPI for November of the year prior to the New Year. Such amounts shall not be decreased below the applicable amounts in effect immediately prior to a calculation of the change in CPI. If a Staged Development, the Office/Hotel Value as to each stage shall be separately determined.

10.5.2 Sub-Allocated Prepaid Annual Payment. Upon a Take Down, the Office/Hotel Value shall include a lump sum amount equal to the aggregate Sub-Allocated Annual Payments and the Sub-Allocated Infrastructure Improvement Payments (subject to Section 10.4.1(e)) accrued through the closing date of such Take Down (such aggregate amount, the “Sub-Allocated Prepaid

Annual Payment”). From and after such date, all future Sub-Allocated Annual Payments shall be payable as provided in Section 10.4.1(d).

10.6 Issuance of Partnership Interests Upon the Exercise of a Take Down. In connection with the MC Partners’ exercise of a Take Down option, MDLP shall cause the applicable MC Component Entity or applicable Sub-Component Owner to issue (i) the Special General Partner or its Affiliates a general partnership interest in such MC Component Entity or Sub-Component Owner in exchange for the Special General Partner’s commitment to contribute to the capital of such Component Entity or Sub-Component Owner the amount described in Sections 10.6.5 and 10.6.6 hereof, and (ii) the MC Partners or their Affiliates a limited partnership interest in such MC Component Entity or Sub-Component Owner in exchange for the MC Partners’ commitment to contribute to the capital of such MC Component Entity or Sub-Component Owner the amount described in Sections 10.6.5 and 10.6.6 hereof, at which time, the MC Partners shall be admitted to such MC Component Entity or Sub-Component Owner as partners for tax purposes; and MDLP and the MC Partners (or one or more of their Affiliates) shall execute a limited partnership agreement for such MC Component Entity or Sub-Component Owner (each, a “Office/Hotel Component LP Agreement”) substantially in the form of the Original Agreement, modified as follows:

10.6.1 The Office/Hotel Component LP Agreement(s) shall reflect that the property leased is the Office/Hotel Land or, if a Staged Development, it is the intention of the partners signatory thereto that the partnership or another partnership formed as contemplated herein shall eventually lease the Office/Hotel Land;

10.6.2 The applicable Office/Hotel Component Owners shall enter into a management agreement for the management of the Office Component pursuant to a management agreement substantially in the form of the Management Agreement attached as Exhibit J to the Original Agreement, appropriately modified to reflect that the asset that is subject thereto is an office building and providing for fees payable to the manager thereunder (which shall be an Affiliate of the MC Partners) as set forth in Exhibit G attached hereto and, as to the Hotel Component, the Office/Hotel Component LP Agreement shall provide for an asset management fee and development management fee payable to the MC Partners as set forth in Exhibit G attached hereto;

10.6.3 The initial capital accounts (and Unreturned Partners' Contribution Accounts) of each of MDLP and the MC Partners in each of the applicable Office/Hotel Component Owners shall be the amounts determined as provided in Section 10.6.7 below, and the MC Partners’ aggregate Partnership Interest and MDLP's Partnership Interest in each of the applicable Office/Hotel Component Owners shall be seventy-five percent (75%) and twenty-five (25%), respectively as adjusted pursuant to Sections 10.6.6(a) and (b);

10.6.4 Each of MDLP and the MC Partners shall receive a return on their Unreturned Capital Contribution Accounts equal to nine percent (9%) per annum, compounded quarterly but not payable from capital contributions, with such return being paid on a pari passu basis in accordance with the amount of their respective Unreturned Capital Contributions Accounts thereunder and with the return of such capital to be paid in accordance with their Partnership Interests described in Section 10.6.3;

10.6.5 The MC Partners shall be obligated to contribute all Required Equity as set forth in the agreed-upon development budget of the applicable Office/Hotel Component Owner until such time as the ratio (the “Capital Ratio”) of the MC Partners’ capital accounts to the MDLP capital account is 75:25 and, thereafter, the MC Partners and MDLP shall be obligated to contribute seventy-five percent (75%) and twenty-five percent (25%) respectively, of all Required Equity, pari passu, under the applicable Office/Hotel Component LP Agreement(s) to the Office/Hotel Component Owner(s) as provided in Section 10.6.6(e);

10.6.6 If, as of the date of issuance of the certificate of occupancy for the core and shell of an Office Component or the date of opening for business of a Hotel Component, as applicable (such date, the “Capital Ratio Determination Date”), after capital accounts are established pursuant to Section 10.6.7 below and after taking into account all additional capital contributed by MDLP and the MC Partner as Required Equity in the applicable Office/Hotel Component Owner(s), the Capital Ratio is not 75:25, then the following shall occur:

(a) The MC Partners shall contribute capital to the applicable Office/Hotel Component Owner within thirty (30) days of the Capital Ratio Determination Date in an amount such that, after such contribution and the distribution described in this Section 10.6.6(a), the Capital Ratio shall be at least 65:35 but not more than 75:25 and, in such event, the applicable Office/Hotel Component Owner shall make a distribution to MDLP as a return of MDLP capital in an amount equivalent to the MC Partners’ capital contributions;

(b) If, after the contribution of capital as described in Section 10.6.6(a) hereof, the Capital Ratio is less than 75:25 (but at least 65:35), then MDLP may elect that either the action described in Section 10.6.6(b)(i) below occur or the action described in Section 10.6.6(b)(ii) below occur:

(i) MDLP’s Partnership Interest in the applicable Office/Hotel Component Owner shall be increased, and the MC Partners’ Partnership Interest in the applicable Office/Hotel Component Owner shall be decreased, so that their Partnership Interests are in proportion to the Capital Ratio, or

(ii) MDLP’s Partnership Interest in the applicable Office/Hotel Component Owner and the MC Partners’ Partnership Interest shall not be adjusted and all Super-Priority Capital shall receive a preferred return equal to nine percent (9%) per annum, compounded quarterly, on, and a return of, such capital, prior to the return on or of any other capital under the Office/Hotel Component LP Agreement. In the alternative to receiving such a return on the Super-Priority Capital, MDLP may elect that a portion of MDLP’s capital equal to the Super-Priority Capital be converted into a loan in the amount of the Super-Priority Capital, with interest thereon at nine percent (9%) per annum, compounded quarterly, which loan shall be repaid prior to any Partner Loans (as such term shall be defined in the Office/Hotel Component LP Agreement) and any return of or on capital. As used herein the “Super-Priority Capital” shall mean the portion of MDLP’s capital that is in excess of the amount of capital necessary to result in the Capital Ratio being 75:25.

(c) Thereafter, the MC Partners and MDLP shall be obligated to contribute any additional Required Equity in the ratio of their respective Partnership Interests in the applicable Office/Hotel Component Owner, as such Partnership Interests were adjusted as provided in Section 10.6.6(b)(i); and

(d) Thereafter, each future Office/Hotel Component LP Agreement:

(i) shall provide for the Partnership Interests of the MC Partners and MDLP to be 75:25 as provided in Section 10.6.3; and

(ii) shall provide that if, after the occurrence of the Capital Ratio Determination Date applicable to the Office/Hotel Component Owner, the ratio of the MC Partners’ capital accounts to MDLP’s capital account is less than the ratio of the partner’s Partnership Interests, then the MC Partners shall be obligated to contribute capital to the Office/Hotel Component Owner, and the adjustment of Partnership Interests or allocation of a portion of the JV GP’s capital to Super-Priority Capital shall occur in a substantially similar manner as described in Section 10.6.6(b);

(e) After the Capital Ratio becomes 75:25 as aforesaid, then each of the MC Partners and MDLP shall be obligated to contribute Required Equity, pari passu, based on the ratio of their respective Partnership Interests;

(f) The MC Partners’ “Required Equity” in any Office Component or Hotel Component shall not exceed forty percent (40%) of the “Net Project Costs” contemplated in the applicable development budget of such Office Component or Hotel Component.

(g) MDLP shall be a special general partner and receive rights to participate in Major Decisions as described in Section 13; and

(h) If the MC Partners exercises the drag along rights that will be incorporated into the Office/Hotel Component LP Agreement, which terms shall be substantially similar to Section 11.3 of the Original Agreement, MDLP shall continue to the have rights and obligations respecting the development and ownership of the remaining Office/Hotel Components as set forth in this Section 10.

10.6.7 Establishment of Capital Accounts in Office/Hotel Component Owner. Upon a Take Down, the capital accounts of MDLP and the MC Partners in the applicable Office Hotel Component Owner shall be determined in the following manner:

10.6.7.1 Effective upon a Take Down and the issuance of the partnership interests in the applicable Office/Hotel Component Owner to the MC Partners (or their Affiliates) in exchange for the commitments to contribute capital as described in Section 10.6.5 and 10.6.6 hereof, MDLP shall be deemed to have contributed the applicable Office/Hotel Land to the capital of the applicable Office/Hotel Component Owner based on the applicable Office/Hotel Value. Ninety-nine percent (99%) of such value determined will initially be credited to MDLP’s capital account and Unreturned MDLP Capital Contributions Account and one percent (1%) of such value will be credited to the MC Partners’ (or their Affiliates’) capital account and Unreturned MC Partner Capital Contributions Account; provided, however, that any amounts attributable to any Sub-Allocated Prepaid Annual Payment shall be credited to the party that, (i) if such Sub-Allocated Prepaid Annual Payment was subject to financing, paid any debt service (principal and interest) with respect to such financed amounts from its own funds or (ii) paid any such Sub-Allocated Prepaid Annual Payment from its own funds.

10.6.7.2 If the applicable Office/Hotel Value is less than the actual fair market value of the applicable Office/Hotel Land (and related assets) as determined by MDLP (the “Actual Office/Hotel Value”), then the difference between the applicable Actual Office/Hotel Value and the applicable Office/Hotel Value will be credited to the partners’ capital accounts and Unreturned Partners Contributions Accounts as follows: seventy-five percent (75%) of such difference will be credited to the MC Partners’ (or their Affiliates’) capital account and Unreturned MC Partner Capital Contributions Account, and twenty-five percent (25%) of such difference will be credited to MDLP’s capital account and Unreturned MDLP Capital Contributions Account.

10.6.7.3 If the applicable Office/Hotel Component Owner fails to commence construction within ninety (90) days of the date of the closing of the MC Partners’ applicable Take Down, the MC Partners shall be obligated to contribute capital to the Office/Hotel Component Owner within such ninety (90) day period in an amount that, after such contribution and the distribution described in this Section 10.6.7.3, the Capital Ratio shall be 75:25 and, in such event, the Office/Hotel Component Owner shall make a distribution to MDLP as a return of MDLP’s capital in an amount equivalent to the MC Partners’ contribution. If the MC Partners fail to contribute the capital (a “Office/Hotel Funding Default”) in accordance with the preceding sentence, then MDLP may provide written notice to the MC Partners of such Office/Hotel Funding Default (an “Office/Hotel Funding Default Notice”). If the MC Partners shall fail to fund such Required Equity within ten (10) business days after the date of delivery of the Office/Hotel Funding Default Notice, then MDLP shall designate a replacement managing general partner of the Office/Hotel Component Owner (which may include itself). Upon the occurrence of an Office/Hotel Funding Default and the MC Partners’ failure to cure such default, the respective Partnership Interests of the MC Partners and MDLP in the Office/Hotel Component Owner shall be determined in accordance with their capital accounts in such Office/Hotel Component Owner as such capital accounts are determined as provided in Section 10.6.7.2 hereof. MDLP, as replacement managing general partner of the Office/Hotel Component Owner, may determine in its sole discretion whether to develop such Office/Hotel Component or sell such Office/Hotel Component, except that in the event of a sale the provisions of Section 10.7.2 shall not apply.

10.6.7.4 Any amounts allocable to an Office/Hotel Component Owner for Prepaid Rent Allocations shall not be credited to the Unreturned Capital Contributions Accounts.

10.6.7.5 Notwithstanding anything herein to the contrary, MDLP and the MC Partners agree, that if the JV GP shall fail to timely pay the Principal Amount of the MC Note to the MC Partners on the Maturity Date, then the MC Partners’ Partnership Interest in each Office/Hotel Component Owner shall be eighty percent (80%) rather than seventy-five percent (75%) and MDLP’s Partnership Interest in each Office/Hotel Component Owner shall be twenty percent (20%) rather than twenty-five percent (25%) and the Capital Ratio shall be 80:20 rather than 75:25 (and the credits to the accounts described in Section 10.6.7.2 hereof shall be in an 80:20 ratio rather than the 75:25 ratio). The foregoing adjustment to the Partnership Interests and the Capital Ratio shall not relieve the JV GP from its obligation to pay the Principal Amount of the MC Note.

10.6.7.6 Upon a Take Down, (i) the capital accounts of the partners in the applicable Office/Hotel Component Owner shall be maintained in accordance with the Code Section 704(b) and the regulations thereunder, and (ii) all allocations of income, gain, loss and treasury deduction that are capable of having economic effect for federal income tax purposes shall have substantial economic effect within the meaning of Code Section 704(b), and the Treasury Regulations promulgated thereunder and shall be “fractions rule” compliant within the meaning of Section 514(c)(9) of the Code and the Treasury Regulations, unless otherwise reasonably determined by MDLP in its sole discretion.

10.6.8 After the occurrence of the matters and execution of the documents set forth in Sections 10.5 through 10.6.7.6, then the closing of the Take Down shall occur on a date not later than thirty (30) days after the date of such Take Down, as follows:

10.6.8.1 MDLP shall cause the Office/Hotel Component Owner to issue to (i) the Special General Partner and/or its designated Affiliate a general partnership interest in the Office/Hotel Component Owner and (ii) the MC Partners and/or their designated Affiliate a limited partnership interest in the Office/Hotel Component Owner. MDLP shall cause the Office/Hotel Component Owner to convert GP LLC’s managing general partnership interest in the Office/Hotel Component Owner to a special general partnership interest;

10.6.8.2 MDLP shall, and it shall cause GP LLC and the Office/Hotel Component Owner to, execute such documents as shall be reasonably necessary to issue the partners’ Partnership Interests in the Office/Hotel Component Owner;

10.6.8.3 The applicable Office/Hotel Component Owner shall represent and warrant that the Partnership Interests have not been sold,

assigned, transferred, encumbered, pledged or hypothecated, and (iii) the interests are free and clear of any lien, claim or encumbrance;

10.6.8.4 GP LLC and the MC Partners or their Affiliates will file and amendment to the certificate of limited partnership of the Office/Hotel Component Owner reflecting the admission of the MC Partners or their Affiliates, as the case may be, as a new general partner of the Office/Hotel Component Owner;

10.6.8.5 Intentionally omitted;

10.6.8.6 The NJSEA, MDLP and the Office/Hotel Component Owner shall enter into such agreements as shall be necessary to:

(a) Intentionally omitted;

(b) Intentionally omitted;

(c) Result in MDLP and such Component being released from all responsibilities, duties and obligations related to the Office/Hotel Component under the Redevelopment Agreement, the Ground Lease and all related agreements including all Infrastructure Improvements and Traffic and Infrastructure Improvements associated with the Office/Hotel Component and the Office/Hotel Component, or phase thereof, is released from all responsibilities, duties and obligations related to the Entertainment/Retail Component Ground Lease and all related agreements including all Infrastructure Improvements and Traffic and Infrastructure Improvements associated with the Entertainment/Retail Component;

(d) Result in agreements between MDLP and the Office/Hotel Component Owner allocating and assigning the entire obligation respecting the Office/Hotel Component due under the NJSEA Profit Participation to the owner(s) of the Office/Hotel Component, as the case may be;

(e) Obtain such consents and approvals from the NJSEA and other third parties as shall be required to effectuate such issuance and other matters required under this Section 10.6.8 (including estoppel certificates);

(f) Create such mutual reciprocal easements and covenants to permit the Office Component and Hotel Component to operate within the Project as contemplated in the Conceptual Site Plan if not already created; and

(g) Execute an agreement providing for indemnification from the Office/Hotel Component Owner and the Entertainment/Retail Component, as the case may be, respecting any matters for which a release or a consent or a separate, several allocation of obligations was not obtained as provided above and respecting a failure of the Office/Hotel Component (or phase or sub-Component thereof) or the Entertainment/Retail Component to comply with its payment obligations as provided above; and

(h) Execute the Office/Hotel Component LP Agreement, requiring, among other things, the capital contributions by the MC Partners, as more particularly described herein.

10.7 Failure of the MC Partners to Make Election. If the MC Partners fail to provide an Office/Hotel Development Election Notice on or before the Office/Hotel Election Notice Date, then (i) the MC Partners shall be deemed to have irrevocably waived all rights under Section 10.2.1 including all rights to be the managing general partner of the MC Component Entity or MC Component Entities that develop Phase III and Phase IV, and (ii) thereafter, MDLP shall have the sole discretion (consistent with the Redevelopment Agreement) to determine whether any MC Component Entity should retain and develop all or any sub-Component of the Office Component or the Hotel Component or sell the Office Component or Hotel Component to a third party (which may be a Joint Venture (hereinafter defined)) and/or seek other development partners. If MDLP elects to retain and develop all or any sub-Component as aforesaid, the applicable property may be developed by an entity owned by MDLP, JV GP and/or one of their Affiliates (or MDLP and the MC Partners if the MC Partners make a Partnership Election as defined and described in Section 10.7.3 below) or by a partnership, or other joint venture entity between a third party and MDLP, JV GP and/or one of their Affiliates (or MDLP and the MC Partners if the MC Partners and/or one of their Affiliates elect to be a partner as provided in Section 10.7.3 below) (a “Joint Venture”) to develop all or a portion of the Hotel Component, the Office Component or any sub-Component thereof, or any combination of the foregoing. If the MC Partners do not make a Partnership Election pursuant to Section 10.7.3, then Special General Partner’s non-economic partnership interest in the applicable MC Component Entity shall automatically terminate, and Special General Partner shall no longer be a general partner of such MC Component Entity.

10.7.1 Sale of Hotel Component or Office Component. If MDLP shall elect to sell all or any sub-Component, as applicable, of the Office Component or the Hotel Component, then MDLP shall have the right to determine the terms and conditions upon which such purchase and sale transaction shall be consummated subject to Section 10.7.2.

10.7.2 Purchase Price Floor. The purchase price (in the case of a sale) or the deemed value of the particular portion of the Office/Hotel Land (in the case of the Joint Venture) conveyed by any MC Component in accordance with this Section 10.7 must be equal to or exceed ninety-five percent (95%) of the Office/Hotel Value of the particular Component, phase or sub-Component thereof, as applicable. If the purchase price is less than ninety-five percent (95%) of the applicable Office/Hotel Value, then MDLP shall provide written notice (a “Reoffer Notice”) to the MC Partners. The MC Partners shall have the right, to be exercised by written notice (a “Reoffer Acceptance Notice”) to MDLP not later than thirty (30) days after the MC Partners’ receipt of the Reoffer Notice, to Take Down the Office/Hotel Component utilizing an Office/Hotel Value equal to the purchase price set forth in the Reoffer Notice. If the MC Partners provide a Reoffer Acceptance Notice, then (i) the Applicable Component, phase or sub-Component thereof shall be Taken Down within ten (10) days of MDLP’s receipt of the Reoffer Acceptance Notice, and (ii) the Office/Hotel Value to be used in connection with such issuance for purposes of determining the initial capital of MDLP and the MC Partners in accordance with Section 10.6.7 shall be the purchase price set forth in the Reoffer Notice and all other provisions of this Section 10 applicable to a Take Down by the MC Partners shall apply. If a Reoffer Acceptance is not provided within such thirty (30) day period, MDLP may proceed with the transaction as set forth within the Reoffer Notice.

10.7.3 Formation of Joint Venture to Develop Office/Hotel Component. If MDLP shall elect to develop all or any portion of the Office/Hotel Land as provided in this Section 10.7, then the MC Partners shall have thirty (30) days after receipt of written notice from MDLP of such election to either participate in such development with MDLP (a “Partnership Election”) or not to participate in such development (an “Opt Out Election”). A failure of the MC Partners to provide a Partnership Election prior to the expiration of such thirty (30) day period shall be deemed to be an Opt Out Election.

10.7.3.1 If the MC Partners make or are deemed to have made an Opt Out Election, then MDLP shall be permitted to proceed with the development of the applicable portion of the Office/Hotel Land as hereinabove contemplated, subject to the provisions of the Redevelopment Agreement, Component Lease or Component Agreements, as the case may be.

10.7.3.2 If the MC Partners shall make a Partnership Election, then MDLP and the MC Partners shall execute a limited partnership agreement substantially in the form of the Original Agreement to govern the applicable Office/Hotel Component Owner, except that (1) the MC Partners shall be obligated to fund twenty-five percent (25%) of all Required Equity of such limited partnership (the “New LP”) and shall have a twenty-five percent (25%) Partnership Interest, and MDLP shall be obligated to fund seventy-five (75%) percent of all Required Equity of New LP and shall have a seventy-five percent (75%) Partnership Interest, and (2) if MDLP has elected that a Joint Venture be formed, then the Office/Hotel Component Owner shall be such Joint Venture and the Required Equity set forth in subclause (1) hereof shall refer to the applicable percentages of the total Required Equity to be paid to such Joint Venture.

10.8 Failure of the MC Partners to Commence Construction. If, after the MC Partners have provided an Office/Hotel Development Election Notice prior to the Office/Hotel Election Notice Date, the Office/Hotel Component Owner fails to commence construction of the Applicable Component on or before the date set forth in Section 10.2, or if the MC Partners fail to provide a written notice to proceed respecting a Loan Commitment Notice within the period for provision of same pursuant to Section 10.3.1(b), then:

10.8.1 MDLP may elect, by written notice to the MC Partners, to become the managing general partner of the Office/Hotel Component Owner for any Office/Hotel Component not yet Taken Down by the MC Partners;

10.8.2 MDLP may elect, by written notice to the MC Partners, to become the managing general partner of the Office/Hotel Component Owner for the particular Office/Hotel Component; or

10.8.3 As to those portions of the Office/Hotel Land not yet Taken Down for which construction has not yet commenced, MDLP may elect either to continue to develop the Office/Hotel Land as set forth in the office or hotel Plans and Specifications (with the MC Partners continuing to have the obligations for contribution of capital as provided above), or to exercise the rights set forth in Section 10.7 and all subsections thereof respecting such undeveloped portions as if the MC Partners shall have failed to provide an Office/Hotel Development Election Notice respecting all Office/Hotel Components and sub-Components for which construction has not yet commenced except that the provisions of Section 10.7.2 shall not apply in such case.

10.9 Failure of MDLP to Substantially Complete Infrastructure Improvements.

10.9.1 If the Traffic and Infrastructure Improvements described in Sections 3.2(a)(i) through (iv) of the Redevelopment Agreement have not been constructed by the earlier of (i) the date that is six (6) years after the Execution Date or (ii) the date that the MC Partners are required to exercise an Office/Hotel Development Option, then the MC Partners may provide written notice (an “Infrastructure Improvement Notice”) to MDLP of its failure to timely complete such Traffic and Infrastructure Improvements and the intent of the MC Partners to complete any such Traffic and Infrastructure Improvements. MDLP shall have twenty (20) days from the date of receipt of the Infrastructure Improvement Notice to establish in writing (an “Infrastructure Improvement Reply Notice”) to the satisfaction of the MC Partners, in their sole discretion, that the Traffic and Infrastructure Improvements described in Sections 3.2(a)(i) through (iv) of the Redevelopment Agreement will be completed within six (6) months of the date of the Infrastructure Improvement Notice. If MDLP (i) fails to deliver an Infrastructure Improvement Reply Notice within such twenty (20) day period or (ii) fails to establish to the satisfaction of the MC Partners as provided in this Section 10.9.1 that such Traffic and Infrastructure Improvements will be completed within six (6) months of the date of the Infrastructure Improvement Notice, then the MC Partners shall have the exclusive right to complete Traffic and Infrastructure Improvements described in Sections 3.2(a)(i), which are necessary for the applicable Office/Hotel Component or the Project by advancing their own funds through an Office/Hotel Component Owner. The MC Partners shall commence construction of such Traffic and Infrastructure Improvements as soon as reasonably practicable thereafter, but, in no event shall commencement of such Traffic and Infrastructure Improvements begin more than twelve (12) months after the date of the Infrastructure Improvement Notice. MDLP and its Affiliates shall cooperate with the MC Partners in connection with the commencement and completion of the Traffic and Infrastructure Improvements by the MC Partners, including, without limitation, delivering plans and specifications, if any, in its possession relating to such Traffic and Infrastructure Improvements, and the MC Partners and/or Special General Partner shall have the right to act on behalf of MDLP or its Affiliates pursuant to and in accordance with Section 6. Any funds advanced by the MC Partners pursuant to this Section 10.9 shall first be applied to reduce the Unreturned MDLP Capital Contributions Account in the applicable Office/Hotel Component Owner until such account is reduced to zero and, thereafter, the MC Partners' shall receive capital account credit for any additional funds advanced hereunder (an “MC Partners’ Account Credit”). For the avoidance of doubt, the MC Partners shall not receive MC Partners’ Account Credit until the Unreturned MDLP Capital Contributions Account is reduced to zero.

10.9.2 In the event that the MC Partners advance funds to an Office/Hotel Component Owner pursuant to Section 10.9.1, MDLP shall thereafter be obligated to contribute all Required Equity (provided, that the Capital Ratio of the Unreturned MC General Partner Capital Contributions Account to the Unreturned MDLP Capital Contributions Account is greater than 75:25 (e.g., a Capital Ratio of 95:5)), until such time as the Capital Ratio of the Unreturned MC General Partner Capital Contributions Account to the Unreturned MDLP Capital Contributions Account is 75:25, respectively.

10.9.3 In the event that the MC Partners advance funds to an Office/Hotel Component Owner pursuant to Section 10.9.1, and if, as of the Capital Ratio Determination Date, after capital accounts are established pursuant to Section 10.6.7 and after taking into account all additional capital contributed by the MC Partners and MDLP as Required Equity pursuant to Section 10.6 the Capital Ratio of the Unreturned MC General Partner Capital Contributions Account to the Unreturned MDLP Capital Contributions Account is greater than 75:25 (e.g., a Capital Ratio of 95:5), then the following shall occur:

(a) MDLP shall contribute capital to the Office/Hotel Component Owner within thirty (30) days of the Capital Ratio Determination Date in an amount such that, after such contribution and the distribution described in this Section 10.9.3(a), the Capital Ratio shall be at least 85:15 but not more than 75:25 and, in such event, the Office/Hotel Component Owner shall make a distribution to the MC Partners as a return of the MC Partners’ capital in an amount equivalent to MDLP’s capital contributions;

(b) If, after the contribution of capital as described in Section 10.9.3(a), the Capital Ratio is greater than 75:25 (but at least 85:15), then the MC Partners may elect that either the action described in Section 10.9.3(b)(i) occur or the action described in Section 10.9.3(b)(ii) occur;

(i) the MC Partners’ Partnership Interest shall be increased, and MDLP’s Partnership Interest shall be decreased, so that their Partnership Interests are in proportion to the Capital Ratio, or

(ii) the MC Partners’ Partnership Interest and MDLP’s Partnership Interest shall not be adjusted and all SGP Super-Priority Capital shall receive a preferred return equal to nine percent (9%) per annum, compounded quarterly, on, and a return of, such capital, prior to the return on or of any other capital under the Office/Hotel Component LP Agreement. In the alternative to receiving such a return on the SGP Super-Priority Capital, the MC Partners may elect that a portion of the MC Partners’ capital equal to the SGP Super-Priority Capital be converted into a loan in the amount of the SGP Super-Priority Capital, with interest thereon at nine percent (9%) per annum, compounded quarterly, which loan shall be repaid prior to any Partner Loans and any return of or on capital. As used herein the “SGP Super-Priority Capital” shall mean the portion of the MC Partners’ capital that is in excess of the amount of capital necessary to result in the Capital Ratio being 75:25;

(c) Thereafter, the MC Partners and MDLP shall be obligated to contribute any additional Required Equity in the ratio of their respective Partnership Interests, as such Partnership Interests were adjusted as provided in Section 10.9.3(b)(i);

(d) Thereafter, each future Office/Hotel Component LP Agreement:

(i) shall provide for the Partnership Interests of the MC Partners and MDLP to be 75:25 as provided in Section 10.6.3; and

(ii) shall provide that if, after the occurrence of the Capital Ratio Determination Date applicable to the Component or phases thereof, the ratio of MC Unreturned Capital Contributions Account to MDLP Unreturned Capital Contributions Account is greater than the ratio of the partner’s Partnership Interests, then MDLP shall be obligated to contribute capital to the Component Owner, and the adjustment of Partnership Interests or allocation of a portion of the MC Partners’ capital to Super-Priority Capital shall occur in a substantially similar manner as described in Section 10.9.3(b); and

(e) After the Capital Ratio becomes 75:25 as aforesaid, then each of the MC Partners and MDLP shall be obligated to contribute Required Equity, pari passu, based on the ratio of their respective Partnership Interests.

11.  No Contracts with Affiliates.  Upon a Take Down of an Office/Hotel Component or the exercise of a ROFR, the limited partnership agreement of the applicable Office/Hotel Component Owner or of the ROFR Component Entity shall provide that such Office/Hotel Component Owner and its partners or such ROFR Component Entity and its partners shall not enter into any agreement or other arrangement for the furnishing to or by such Office/Hotel Component Owner or such ROFR Component Entity of goods or services or leases, subleases, licenses, concessions or other agreements with any Person who is an Affiliate of the Partners of such Office/Hotel Component Owner or such ROFR Component Entity unless goods or services are provided to such Office/Hotel Component Owner or such Component Entity or such lease or other payments are at market rates of compensation and the terms and conditions thereof are approved by then managing general partner of such Office/Hotel Component Owner or such ROFR Component Entity.

12.    Use of the Marks.  In connection with the Restructuring, MDLP, certain of the Component Entities and other signatories thereto entered into the License Agreement to provide for the use of the Marks, without a fee, by each of the signatories to the License Agreement. As soon as practicable after the formation of each ROFR Component Entity, MDLP shall enter into a license agreement on substantially the same terms as the License Agreement.

12.1 No Use of Related Mark. Neither the MC Partners, their Affiliates nor any owner or user of the Project shall be permitted to use the word “Xanadu” in any manner except as provided in the License Agreement.

12.2 Use of MC Partners’ Name. The MC Partners and their Affiliates shall in their sole discretion determine whether to permit the use of their names in connection with the Project or MDLP. The JV GP and its Affiliates acknowledge and agree that the name of the MC Partners and any of their Affiliates may not be used by the JV GP, any of its Affiliates or MDLP in connection with the Project or MDLP without the prior written consent of the MC Partners; provided, that GP LLC and each of the Component Entities shall be permitted to use the word “Mack-Cali” in their name. Notwithstanding the foregoing, certain Affiliates of Kan Am US, Inc. and Colony Investors VII, L.P. may use the names of the MC Partners or their Affiliates in connection with offering materials related to project reports to Kan Am US, Inc. investors and to Colony investors and certain other communications. The MC Partners agrees to such use, subject to the MC Partners being offered a reasonable opportunity to approve the proposed uses.

13.  MC Partners’ Consent Rights.  MDLP, the JV GP and GP LLC shall not take the following decisions (each a “Major Decision”) without the prior written approvals as specified below. In the event of a failure to agree on a matter set forth in this Section 13, the matter shall be submitted to mediation and/or arbitration in accordance with Section 15 of this Agreement. Immediately following the exercise by MDLP of a ROFR, pursuant to, and in accordance with, Section 6 hereof, each of the following Major Decisions shall apply to the applicable ROFR Component Entity, with equal force and effect, as if such ROFR Component Entity were, itself, an MC Component Entity.

13.1 The following decisions or acts with respect to, or on the part of, MDLP, the JV GP or GP LLC shall require the prior written Approval of the Parties, which Approval may not be unreasonably withheld, delayed or conditioned by a party. If MDLP, the JV GP or GP LLC (directly or through its authorized representative in accordance with Section 8.1.1) shall request that the MC Partners provide such written approval, the MC Partners (directly or through its authorized representatives in accordance with Section 8.1.1) shall have ten (10) Business Days after receipt of a written request from the JV GP or MDLP to grant or deny such approval provided that the MC Partners shall have received information as reasonably required to render such decision. A failure of the MC Partners to provide such written approval or denial within such ten (10) business day period shall be deemed to mean that the MC Partners shall have granted such written approval):

13.1.1 Any amendment to the Office/Hotel Component LP Agreement or, as applicable, any ROFR Component Entity Agreement or other organizational documents of any MC Component or, as applicable, ROFR Component;

13.1.2 Except for the transfers or issuances of partnership interests in connection with the Hotel Component, Office Component or, as applicable, a ROFR Component contemplated by and in accordance with this Agreement and/or the Redevelopment Agreement, any sale, transfer or disposition of any MC Component Entity or, as applicable, ROFR Component when formed;

13.1.3 Entering into, or undertaking of, any agreement, transaction or action relating to the Project that (a) is not within the scope of this Agreement or the Original Agreement (including the purposes set forth in Section 3.1 of the Original Agreement), or (b) is not contemplated by or within the scope of the Transaction Documents, or (c) is not related to the ownership, operation or management of any portion of the Project as contemplated by this Agreement and the Transaction Documents, in each case, if such action or undertaking would have an adverse effect on the Office/Hotel Component;

13.1.4 Adjusting, settling or compromising any claim, obligation, debt, demand, suit or judgment against or on behalf of MDLP, any Component Entity or, as applicable, any ROFR Component Entity, but only if and to the extent such adjustment, settlement or compromise would have an adverse effect on the Office/Hotel Component or, as applicable, a ROFR Component;

13.1.5 Establishing or adjusting the gross asset value for any contributed or distributed asset (other than cash) to or from the MC Component Entities or, as applicable, the ROFR Component Entities other than the Office/Hotel Land when formed, except as provided herein;

13.1.6 Entering into any amendment to, or modification of, the Redevelopment Agreement, the Project Operating Agreement, the Construction Management Agreement, the Declaration, the Project Labor Agreement, the Ground Leases, the Right of Entry Agreement, the Access and Indemnity Agreement, the Master Plan, and any other agreement to be entered into with the NJSEA (any of which, an “Authority Agreement” and, together, the “Authority Agreements”) which is inconsistent with any of the foregoing enumerated instruments but only if and to the extent adversely affecting the Office/Hotel Component;

13.1.7 Entering into any agreement with the Giants or The New York Football Jets that adversely affects the Office/Hotel Component;

13.1.8 Any transfer, assignment or pledge of the Right of First Refusal pursuant to the Redevelopment Agreement;

13.1.9 Any voluntary action or decision which, if undertaken or made, would violate Section 7 hereof;

13.1.10 Preparation or identification of (and any amendment, modification or revision to), for submission to the NJSEA, the Final Project Sequencing Plan, Final Traffic and Infrastructure Sequencing Plan, the Preliminary Traffic and Infrastructure Improvements (including preparation of the estimated budget to permit, design and construct the Final Traffic and Infrastructure Improvements), marketing and publicity program referred to in Section 3.4(b) of the Redevelopment Agreement (regarding encouraging the use of the rail system by Project visitors), the written plan for the Job Skills Training referred to in Section 3.6(a) of the Redevelopment Agreement, the Small Business Marketing Plan referred to in Section 3.6(b) of the Redevelopment Agreement, or any other report, document or schedule pursuant to any Authority Agreement or the Cooperation Agreement but only if and to the extent that any of the foregoing actions or documents are inconsistent with the Authority Agreements or the Cooperation Agreement or adversely affect the Office/Hotel Component;

13.1.12 Designation or selection of the Stakeholders Liaison;

13.1.13 Enforcement or written waiver of any claim or determination related to the assertion of an Authority Interference which Authority Interference has an adverse impact on the Office/Hotel Component and which assertion occurs prior to four (4) years after the Grand Opening Date;

13.1.14 Making any distribution or payment by any MC Component or, as applicable, any ROFR Component to any Person (including any party hereto or any Affiliate of any party hereto) that is not expressly contemplated by the Office/Hotel Component LP Agreement or, as applicable, any ROFR Component Entity Agreement;

13.1.15 Causing or permitting MDLP, any MC Component or, as applicable any ROFR Component to be in Bankruptcy;

13.1.16 Causing MDLP or any Component Entity to incur or obtain bond debt or other public financing vehicle(s) other than bond debt or other public financing vehicle(s) that is not secured by a mortgage, deed of trust or other security instrument encumbering the Office/Hotel Land intended to fund land infrastructure costs and expenses including, without limitation, onsite and offsite Traffic and Infrastructure Improvements, parking facilities, as well as a debt service reserve fund for such loan, capitalized interest and other issuance costs related to the loan, as described in the Authority Agreements, and having commercially reasonable terms and conditions at least as favorable as follows:

a.	Loan Term:	not less than 10 years;
b.	Amortization Period:	not less than 20 years;
c.	Interest Rate:	fixed rate of not greater than 8.5% per annum or variable rate of LIBOR plus 300 basis points;
d.	Maximum Net Proceeds:	$160,000,000;
e.	Office/Hotel Component shall only be responsible on a nonrecourse basis for its proportionate share of the proceeds and such obligations are several; and
f.	No guaranty by the MC Partners or their Affiliates and no substitute or additional collateral (for example, a letter of credit) to be provided by the MC Partners or their Affiliates.

13.1.17 The granting of any mortgage, deed of trust or other security instrument encumbering the Office/Hotel Land other than to secure a loan from a third party that provides for the release of the Office/Hotel Land from the lien of the mortgage, deed of trust or other security instrument in connection with the Take Down of the Office/Hotel Component as contemplated in Section 10 of this Agreement provided that such release does not require any additional payment of principal and interest or any payments, including fees or points, other than reimbursement of reasonable legal fees to effectuate the same.

13.1.18 Obtaining the Approval of the Parties as required by the following provisions of this Agreement:

(i)	Definition of “Consumer Price Index”;
(ii)	Section 6.1.2;
(iii)	Section 6.1.2.1;
(iv)	Section 6.1.3;
(v)	Section 6.1.4
(vi)	Section 6.1.4.1;
(vii)	Section 13.1; and
(viii)	Section 13.2.

13.2 The following decisions and acts with respect to, or on the part of, MDLP, any MC Component or, as applicable, any ROFR Component shall require the prior written Approval of the Parties, which approval may be granted or withheld in the JV GP or the MC Partners’ sole and absolute discretion. If the JV GP (directly or through its authorized representative in accordance with Section 8.1.1) shall request that the MC Partners provide such written approval, the MC Partners (directly or through its authorized representatives in accordance with Section 8.1.1) shall have ten (10) Business Days after receipt of a written request from the JV GP to grant or deny such approval provided that the MC Partners shall have received information as reasonably required to render such decision. A failure of the MC Partners to provide such written approval or denial within such ten (10) Business Day period shall be deemed to mean that the MC Partners shall have granted such written approval):

13.2.1 The undertaking of any of the following acts if and to the extent inconsistent with this Agreement, MDLP’s, any MC Component Entity’s or, as applicable, any ROFR Component Entity’s organizational documents or any of the Authority Agreements that would: (a) cause any MC Component Entity’s or, as applicable, any ROFR Component Entity’s dissolution or termination other than contemporaneous with or subsequent to the sale or other disposition of all or substantially all of any MC Component Entity’s or, as applicable, any ROFR Component Entity’s assets, or (b) cause any MC Component Entity or, as applicable, any ROFR Component Entity to become an entity other than a “limited partnership” organized under the Delaware LP Act (including, without limitation, under any conversion statute);

13.2.2 Possessing any MDLP, MC Component Entity or, as applicable, any ROFR Component Entity property, or assigning any rights in specific property for other than an entity purpose;

13.2.3 Except as otherwise permitted by any MC Component LP Agreement or, as applicable, ROFR Component Entity Agreement, admitting or permitting or causing any MC Component or, as applicable, any ROFR Component Entity to admit new or substitute partners, causing any MC Component or, as applicable, any ROFR Component Entity to redeem or repurchase all or any of a partner’s interest, agreeing to issue, directly or indirectly, any interests in any MC Component or, as applicable, any ROFR Component Entity, or granting, issuing or agreeing to grant or issue, directly or indirectly, any right, option or warrant to subscribe for, purchase, or otherwise acquire Partnership Interests in any MC Component or, as applicable, any ROFR Component Entity;

13.2.4 Changing the name of any MC Component Entity or, as applicable, any ROFR Component Entity or the name under which any such entity does business from the name(s) set forth in such entity’s organizational documents;

13.2.5 Authorizing or effectuating a merger or consolidation of any of the MC Component Entities with or into one or more other entities;

13.2.6 Authorizing or effectuating a dissolution, liquidation, termination or winding up of any MC Component Entity or, as applicable, any ROFR Component Entity other than contemporaneous with or subsequent to a sale or other disposition of all or substantially all of any such entity’s assets;

13.2.7 Making the election (or otherwise doing anything else) which would result in any MC Component Entity or, as applicable, any ROFR Component Entity being treated as anything other than a “partnership” for federal, state, local and, as applicable, foreign tax purposes;

13.2.8 Taking any affirmative action not contemplated in this Agreement with the intent that the MC Partners shall have personal liability for any of the expenses, debts, obligations, liabilities, contracts, judgments or other obligations of MDLP, any Component Entity or, as applicable, any ROFR Component Entity; and

13.2.9 Development or construction of any office or hotel within Meadowlands Xanadu.

13.3 The form of Office/Hotel Component LP Agreement or, as applicable, any ROFR Component Entity Agreement to be executed as contemplated in Section 10 of this Agreement will have separate Major Decisions, which shall include the following and will conform the MC Partners’ consent rights set forth in Sections 13.1 and 13.2 so as to apply to the Office/Hotel Component or, as applicable, any ROFR Component:

13.3.1 Approval of the operator of the Hotel Component;

13.3.2 Approval of the management agreement or operating lease with the operator respecting the operation of the Hotel Component; and

13.3.3 Adjusting, settling or compromising any claim, obligation, debt, demand, suit or judgment against or on behalf of the Office/Hotel Component Owner or, as applicable, any ROFR Component Entity in any one Fiscal Year in excess of the greater of (a) $1,000,000 in the aggregate, or (b) five percent (5%) of stabilized net operating income of the Office/Hotel Component or, as applicable, ROFR Component (with such stabilized net operating income being defined to mean the net operating income for the third full Fiscal Year after Completion shall have occurred with respect to the entire Office/Hotel Component or, as applicable, ROFR Component).

14.  Allocation of Administrative Fee Payable to AMX Project Operator Under the AMX Site Declaration.   Pursuant to Section 2.4.8(x) of the AMX Site Declaration an administrative fee in the amount of ten percent (10%) of the total of certain items within an applicable AMX CAM Budget (as defined in the AMX Site Declaration) shall be payable to the “AMX Project Operator” (as defined in the AMX Site Declaration). The JV GP and the MC Partners acknowledge and agree that ERC LP shall act as the AMX Project Operator under the AMX Site Declaration and that the JV GP shall be permitted, on behalf of the ERC LP, to delegate or assign all or a portion of the obligations (and rights) of the AMX Project Operator to the Meadowlands Management, LLC or another Affiliate.

15.       Mediation and Arbitration.
  15.1  Unless otherwise expressly provided herein (including as provided in Section 6.1.2), it is understood and agreed by MDLP and the MC Partners that, in the event any dispute, disagreement, claim or controversy arises between MDLP and the MC Partners or any of the other parties hereto, arising under or related to this Agreement or relating to any approvals or agreements required to be given or made by the parties hereto under this Agreement, including a dispute, disagreement, claim or controversy in connection with a Major Decision (the “Disputes”), then, at the request of either MDLP or the MC Partners, the disputing parties shall resolve the Dispute promptly through confidential mediation with a mediator jointly selected by MDLP and the MC Partners. If MDLP and the MC Partners are unable to agree on the mediator within two (2) days after written notice from one disputing party to the other demanding mediation, MDLP and the MC Partners shall each select one (1) mediator and those two (2) mediators shall jointly select a third mediator as soon as practicable and such third mediator shall act as mediator hereunder. All mediators selected shall be licensed attorneys experienced in complex real estate and partnership transactions and the tax consequences thereof. Each party shall bear its own fees and expenses attributable to the mediation, provided, however, that the costs, fees and expenses attributable to the independent mediator shall be borne equally (50/50) between MDLP and the MC Partners.

  15.2  In the event that MDLP and the MC Partners are unable to settle their Dispute through mediation within ten (10) Business Days after the mediator has been selected as provided above, any unresolved Dispute shall be submitted to binding arbitration in the State of New York, within five (5) Business Days from the date MDLP and the MC Partners were unable to settle their dispute through mediation, with each party to bear its own fees and expenses attributable thereto, before a panel of three (3) neutral arbitrators from the Large Complex Case Panel of the American Arbitration Association (the “Arbitrators”), said Arbitrators to be attorneys with at least ten (10) years experience in complex real estate and partnership transactions and the tax consequences thereof. The arbitration shall be conducted in accordance with the then-current commercial Arbitration Rules of the American Arbitration Association. The Arbitrators shall render their decision within ten (10) Business Days after the Dispute is submitted to the arbitration panel. In furtherance of the foregoing, it is understood and agreed that the decision rendered by the Arbitrators hereunder shall be binding and absolutely conclusive upon the parties hereto and may be enforced by entry of a judgment in any court having jurisdiction. The fees and expenses of Arbitrators shall be borne equally among the disputing parties. To the extent, if any, that the party or parties prevailing in any such arbitration proceedings are required to seek judicial confirmation or enforcement of the Arbitrators’ award, the non-prevailing party or parties shall be obligated to pay for such prevailing party’s or parties’ reasonable and actual fees, costs, expenses and disbursements. incurred in connection with such judicial confirmation and/or enforcement. Notwithstanding the foregoing, a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action, the parties hereto will continue to participate in good faith in the procedures specified in this Section 15. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 15 are pending. The parties hereto will take such action, if any, required to effectuate such tolling.

16.   Brownfields Remediation Agreement.  The JV GP and the MC Partners anticipate that on or about the First Amendment Effective Date, MDLP shall enter into that certain Agreement to Reimburse for Remediation Costs (as amended from time to time, the “Brownfields Agreement”) by and among MDLP, the NJSEA, the Chief Executive Office/Secretary of the New Jersey Commerce and Economic Growth Commission and the Treasurer of the State of New Jersey. MDLP and each Component Entity shall be entitled to reimbursement under the Brownfields Agreement for eligible remediation costs paid in connection with the development of the Applicable Component (such reimbursement to be paid to the applicable tenant or MDLP as to costs paid by the applicable tenant or MDLP). MDLP shall provide its reasonable cooperation to obtain such reimbursement pursuant to the Brownfields Agreement, provided that the applicable tenant submits necessary documentation as required by the Brownfields Agreement and reimburses MDLP for any reasonable costs and expenses that MDLP may incur in connection with providing such cooperation. In furtherance of the aforesaid, MDLP shall promptly execute such documents as shall be necessary in order that the eligible remediation costs shall be transferred and/or assigned to the Applicable Component tenant under the Brownfields Agreement.

17.  WMB Annual Payment.   MDLP shall pay the WMB Annual Payment to the Conservation Trust for a maximum time period of seventy-five (75) years, as more particularly provided in the Conservancy Trust Agreement. Therefore, until no longer payable pursuant to the Conservancy Trust Agreement, the WMB Annual Payments shall be included automatically in the development budget and all subsequent budgets of the JV GP.

18.  Cooperation; Savings Language.   After the Execution Date, each party hereto shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as any other party hereto may reasonably request in writing in order to effectuate the intent of this Agreement, within thirty (30) days of the request. It is the intent of the parties hereto that all the rights and benefits appurtenant to, associated with and/or otherwise in respect of the A-B Office Site, the C-D Office Site, the Hotel Site, the ERC Site and the Baseball Site (each for purposes hereof a “Component Site”), respectively, whether inchoate, existing or arising in the future, hereby are distributed and assigned to the Applicable Component Entity and its successors and assigns as Ground Tenant pursuant to the applicable Ground Lease. Nothing herein, however, shall be deemed or construed as requiring any party hereto to assist, consult with, coordinate with or otherwise cooperate with any other party hereto to the extent that such assistance, consultation, coordination or other cooperation would reasonably be expected to have a Material Adverse Effect (as defined in the AMX Site Declaration) on such party hereto or, in the case of a Component Entity hereunder, its Component Site.

19.  Intentionally Omitted.

20.       Construction.  In this Agreement and all other attached Schedules or Exhibits to this Agreement, unless otherwise expressly indicated or required by the context:

  (a) this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, notated or supplemented;

  (b) references in this Agreement to any Law shall be construed as a reference to such Law as re-enacted, redesigned, amended or extended from time to time prior to the date hereof and, unless otherwise specified, references herein or in this Agreement to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time in accordance with such document’s or agreement’s terms;

  (c) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

  (d) the words “including” or “includes” shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitation” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term;

  (e) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or its Schedules and Exhibits shall refer to this Agreement and its Schedules and Exhibits as a whole and not to any particular provision hereof or thereof, as the case may be;

  (f) any reference herein to a time of day means the time of day in New York, New York; and

  (g) reference to “day” or “days” are to calendar days.

21.  No Broker.   Each party hereto represents that it has not dealt with any agent, broker, investment banker, finder or other Person acting in a similar capacity in connection with the transactions contemplated hereby.

22.  Survival.   This Agreement shall remain in full force and effect with respect to a particular MC Component Entity or ROFR Component Entity until such time as the Office/Hotel Development Option or ROFR with respect to such entity shall have expired; provided, however, that this Agreement shall not terminate with respect to any MC Component Entity for which a Take Down has been exercised or a ROFR Component Entity for which a ROFR has been exercised.

23.       No Sale.   Nothing contained in this paragraph or elsewhere in this Agreement or any related document is intended to cause any in-kind or other distributions to be treated as sales for value.

24.  Governing Law.   Any controversy or claim arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, and the parties hereto consent to (i) the jurisdiction of the courts of the State of New York and the U.S. District Court for the Southern District of New York and (ii) service of process and/or summons by certified mail, postage prepaid, return receipt requested, to such party at the address set forth for such party in Section 24 below.

25.  Notices.   Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party or may be sent by a facsimile transmission, telegram, expedited courier or registered or certified U.S. mail, with postage prepaid, return receipt requested. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, (ii) in the case of facsimile transmission or telegram, the next Business Day after receipt of confirmation of such transmission, (iii) in the case of courier delivery, the date receipt is acknowledged or rejected by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, and (iv) in the case of registered or certified mail, the date receipt is acknowledged or rejected on the return receipt for such notice. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

If to MDLP, the JV GP, JV Holding, GP LLC or a Component Entity:
c/o Colony Xanadu, LLC 660 Madison Avenue, Suite 1600 New York, NY 10021 Attn: Richard Saltzman Telephone: 212-832-0500 Facsimile No.: 212-593-5433
And:	c/o Colony Xanadu, LLC 1999 Avenue of the Stars, Suite 1200 Los Angeles, CA 90067 Attn: Joy Mallory Telephone: 310-282-8820 Facsimile No.: 310-282-8808
With a copy to: (which shall not constitute notice)
White & Case LLP 1155 Avenue of the Americas New York, NY 10036-2787 Attn: John Reiss, Esq. Attn: Steve Teichman, Esq. Facsimile No.: 212- 354-8113
If to the MC Partners, A-B Office LP, C-D Office LP or Hotel LP:
c/o Mack-Cali Realty Corporation Mack-Cali Realty Corporation P.O. Box 7817 Edison, New Jersey 08818-7817 Attn: Mitchell E. Hersh, President and Chief Executive Officer Facsimile No.: 732-205-9040
And:
c/o Mack-Cali Realty Corporation P.O. Box 7817 Edison, NJ 08818-7817 Attn: Roger W. Thomas, Executive Vice President and General Counsel Facsimile No.: 732-205-9015
For courier delivery to the above notice parties:	c/o Mack-Cali Realty Corporation 343 Thornall Street Edison, NJ 08837-2206
With a copy to: (which shall not constitute notice)
Seyfarth Shaw LLP 1270 Avenue of the Americas 25th Floor New York, New York 10020 Attn: John P. Napoli, Esq. Attn: Stephen G. Epstein, Esq. Facsimile No.: 212-218-5527

Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

26.  Successors and Assigns.  Subject to the restrictions on transfer in the MC Component LP Agreements, this Agreement shall inure to the benefit of and be binding upon (i) the successors and assigns of the parties hereto and (ii) the successors and assigns of the parties to any Ground Lease.

27.  Amendment; Waiver.  This Agreement may not be amended, altered, modified or terminated (whether, in each case, orally or in writing), unless by an agreement in writing signed by all of the parties hereto and no provision of this Agreement may be waived unless by an agreement in writing signed by the party against whom the waiver is sought.

28.  Binding Effect.  This Agreement shall apply to, bind and benefit the personal representatives, heirs, successors and assigns of the respective parties. This Agreement shall not benefit or be enforceable by any Person who or which is not a party hereto.

29.  No Joint Venture.  This Agreement is not intended to and shall not be deemed to create a partnership, joint venture or any other entity or other relationship whatsoever between or among any of the parties hereto other than contractual.

30.  Inapplicable Provisions.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, then such provision shall be severed from this Agreement and shall be inoperative, and the parties hereto promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties hereto as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable Law makes it unlawful for a party hereto to comply with any of its obligations hereunder, the parties hereto shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such Law that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties hereto as set forth herein to the maximum extent feasible.

31.  Representation by Counsel; Interpretation.   Each party hereto acknowledges and agrees that: (i) by entering into this Agreement and agreeing to be bound by the terms and conditions set forth herein, such party represents and warrants that such party has obtained independent legal counsel to review this Agreement and all legal documents executed by such party in connection herewith, or has knowingly waived such representation; (ii) such party and its counsel, as applicable, reviewed and negotiated the terms and provisions hereof and have contributed to its revision; (iii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation hereof; and (iv) the terms and provisions hereof shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation hereof.

32.  Headings.  The headings and captions of the various sections and/or paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

33.  Memorandum for Recordation.

(a) A memorandum of this Agreement (“Memorandum”) in the form annexed hereto as Exhibit H shall be recorded in the public records of the County of Bergen, State of New Jersey; provided, however, in no event shall the Memorandum be recorded against the ERC Site. In the event that this Agreement is terminated pursuant to the terms hereof, the MC Partners covenant and agree to promptly take any and all actions reasonably necessary to cause the Memorandum to be removed from the public records of the County of Bergen, State of New Jersey, at their sole cost and expense. The preceding covenant shall be applicable whether or not the MC Partners have received a written request regarding the taking of any such action. Each of the MC Partners hereby designates MDLP and its managing general with full power of substitution, as each party’s true and lawful attorney to act, and in such party’s name, place and stead, to make, execute, sign and acknowledge all documents, instruments to accomplish the intention of this Section 33(a) at the sole cost and expense of the MC Partners as provided in the second sentence hereof.

(b) Neither the MC Partners nor their Affiliates shall record, or cause to be recorded, this Agreement, the Memorandum and/or any similar instruments against all or any portion of the Project Site or with any Governmental Authority, except to the extent expressly provided in Section 33(a).

34.  Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Furthermore, this Agreement transmitted by facsimile or .pdf shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

35.  Delays or Omissions.   No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach, default or noncompliance by another party hereto under the this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party hereto’s part of any breach, default or noncompliance under this Agreement or any waiver on such party hereto’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

36.  Expenses.  Except as may otherwise be provided herein, all fees and expenses (including legal fees, fees and commissions owed to financial advisors and lending sources, and consulting and accounting fees) incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses (including legal fees, fees and commissions owed to financial advisors and lending sources, and consulting and accounting fees).

37.  Entire Agreement.  This Agreement, the Schedules and Exhibits hereto, and the Redemption Agreement and the MC Note and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and supersede any and all prior and contemporaneous agreements or understandings concerning such matters, whether expressed or implied, written or oral, between the parties hereto with respect hereto and thereto. No party hereto shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein or in the Redemption Agreement, the MC Note, the MC Component Entity Agreements and the ROFR Component Entity Agreements.

38.  Limitation on Liability.   No (a) direct or indirect holder of any equity interests or securities of any party hereto (whether such holder is a limited partner, member, stockholder or otherwise) other than any general partner, (b) Affiliate of any party hereto, or (c) director, officer, employee, representative or agent of any party hereto, any of such party hereto’s respective Affiliates or any such direct or indirect holder of any equity interests or securities of any such party hereto (collectively, the “party hereto Affiliates”) shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, in each case, other than as a result of fraud or as may otherwise be contemplated herein, and each party hereby waives and releases all claims against such party hereto Affiliates related to such for any such liability or obligation.

39.  Specific Performance.   The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that, as among the parties hereto, any party hereto by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as among the parties hereto, or prevent any violation hereof, and, to the extent permitted by applicable Law, as among the parties hereto, each party hereto waives any objection to the imposition of such relief.

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[signature page attached to Mack-Cali Rights, Obligations and Option Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

MDLP:

MEADOWLANDS DEVELOPER LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

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THE JV GP:

MEADOWLANDS LIMITED PARTNERSHIP, a Delaware limited partnership

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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JV HOLDING:

MEADOWLANDS DEVELOPER HOLDING CORP., a Delaware corporation

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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GP LLC:

MEADOWLANDS MACK-CALI GP, L.L.C., a Delaware limited liability company

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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MACK-CALI SPECIAL:

MACK-CALI MEADOWLANDS SPECIAL L.L.C., a New Jersey limited liability company

By: Mack-Cali Realty, L.P., its sole member

By: Mack-Cali Realty Corporation, its general partner

By: /s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

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MC ENTERTAINMENT:

MACK-CALI MEADOWLANDS ENTERTAINMENT L.L.C., a New Jersey limited liability company

By: Mack-Cali Realty, L.P., its sole member

By: Mack-Cali Realty Corporation, its general partner

By: /s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

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BASEBALL LP:

BASEBALL MEADOWLANDS MILLS/MACK- CALI LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Mack-Cali GP, L.L.C., its general partner

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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A-B OFFICE LP:

A-B OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Mack-Cali GP, L.L.C., its general partner

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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C-D OFFICE LP:

C-D OFFICE MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Mack-Cali GP, L.L.C., its general partner

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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HOTEL LP:

HOTEL MEADOWLANDS MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Mack-Cali GP, L.L.C., its general partner

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

[signature page continued on next page]

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[signature page attached to Mack-Cali Rights, Obligations and Option Agreement]

ERC LP:

ERC MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership

By: Meadowlands Mack-Cali GP, L.L.C., its general partner

By: Meadowlands Developer Limited Partnership, its sole member

By: Meadowlands Limited Partnership, its general partner

By: Colony Xanadu, LLC, its managing general partner

By: /s/ John C. Brady
Name: John C. Brady
Title:

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EXHIBIT B

PREPAID RENT ALLOCATION

Ground Lease	Allocation of Development Rights Fee to Prepaid Rent under Ground Lease
ERC Ground Lease	$101,200,000
Baseball Ground Lease	$7,600,000
Hotel Ground Lease	$8,480,000
A-B Ground Lease	$21,360,000
C-D Ground Lease	$21,360,000

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EXHIBIT D

EXISTING LITIGATION

The following are cases that are consolidated for resolution in the Appellate Division of the Superior Court of New Jersey:

1.	Hartz Mountain Industries v. N.J. Sports and Exposition Authority, The Mills Corporation, and Mack-Cali Realty Corporation, Docket No. A-5255-02T3.

2.
In the Matter of the Protest of Hartz Mountain Industries, Inc. and Expo Park, to the Proposal and Award of Development Rights for the Continental Airlines Arena Site at the Meadowlands Complex, Docket No. A-1169-03T3.

3.	In Re Protest of Westfield America, Inc. to the New Jersey Sports & Exposition Authority’s Resolution - 2003 26 Adopting the Hearing Officer’s Report and Recommendation, Docket No. A-1243-03T5.

4.	Elliot Braha v. N.J. Sports & Exposition Authority, The Mills Corporation, and Mack-Cali Realty Corporation, Docket No. A-0708-03T3.

5.	Elliot Braha, Richard Delauro, George Perry and Carol Coronato v. N.J. Sports & Exposition Authority, The Mills Corporation, and Mack-Cali Corporation, Docket No. A-1218-03T3.

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EXHIBIT E

PARTY REPRESENTATIVES

MC PARTNERS

MC Representative:    Mitchell E. Hersh

Alternate MC Representatives:                Barry Lefkowitz;
                                                                             Roger W. Thomas; or
                                                                             Michael A. Grossman

MDLP

MDLP Representative:

Alternate MDLP Representatives:

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EXHIBIT F

Office/Hotel Venture

Timetable for Assumption of Allocated

Ground Rent, Pilot and Bond Debt Service Payments

Date	Component	Percentage of Allocated Payments
The earlier of the Grand Opening Date or six (6) years from the Development Rights Fee Funding Date	1 Office	6.675%
	1 Office & Hotel	11.975%
	1 Office	6.675%
	1 Office	6.675%
		32.000%

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EXHIBIT G

OFFICE AND HOTEL MANAGEMENT FEES

Fees relating to the Office Component consistent with fees payable in the New York City metropolitan area.

Market-based asset management fees relating to the Hotel Component.

Development management fees for the Hotel Component consistent with fees payable in the New York City metropolitan area.

12